Exhibit 4.8

                              SECOND    AMENDED   AND   RESTATED   CREDIT
                         AGREEMENT dated as of November 14, 1996, among FREEPORT-McMoRan RESOURCE PARTNERS, LIMITED PARTNERSHIP, a Delaware limited partnership ("FRP"), FREEPORT-McMoRan INC., a Delaware corporation ("FTX"; FTX and FRP being the "Borrowers"), the undersigned financial institutions (collectively, the "Banks"), THE CHASE MANHATTAN BANK (successor by merger to Chemical Bank ("Chemical") and the Chase Manhattan Bank (National Association)("Chase NA")), a New York banking corporation ("Chase"), as administrative agent for the Banks (in such capacity, the "Administrative Agent"), as collateral agent for the Banks (in such capacity, the "FRP Collateral Agent") under the FRP Security Agreement (as defined below), and as collateral agent for the Banks and certain other lenders (in such capacity, the "FTX Collateral Agent") under the FTX Security Agreement (as defined below), and as documentary agent for the Banks (in such capacity, the "Documentary Agent"; the Administrative Agent, the FRP Collateral Agent, the FTX Collateral Agent and the Documentary Agent being, collectively, the "Agents").


     FRP and FTX have requested the Banks to extend credit to FRP and to extend credit on a secured basis to FTX in order to enable them to borrow on a revolving credit basis at any time and from time to time prior to the Maturity Date (as herein defined). The aggregate principal amount of all revolving credit loans at any time outstanding hereunder shall not exceed $350,000,000; provided that the aggregate principal amount of all revolving credit loans to FTX at any time outstanding shall not exceed $150,000,000. The proceeds of such borrowings are to be used for corporate purposes of the Borrowers but may not be used to prepay subordinated debt of the Borrowers.

     The Banks are willing to make loans to FRP and secured loans to FTX upon the terms and subject to the conditions hereinafter set forth.


     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:


                            ARTICLE I

                           Definitions

     SECTION 1.1. Definitions. As used in this Agreement, the following terms have the meanings indicated (any term defined in this Article I or elsewhere in this Agreement in the singular and used in this Agreement in the plural shall include the plural, and vice versa):

     "Administrative    Questionnaire"      means    an    Administrative
Questionnaire in the form of Exhibit C.

     "Affiliate" means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Agrico LP" means Agrico, Limited Partnership, a Delaware limited partnership between FTX (as successor by liquidation to Freeport Chemical Company), as general partner, and FRP, as limited partner.

     "Alternate Base Rate" means for any day, a rate per annum (rounded upwards, if not already a whole multiple of 1/100 of 1%, to the next higher 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and
(c) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%. For purposes hereof, the term "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in the City of New York; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. "Base CD Rate" means the sum of (x) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (y) the Assessment Rate. "Three-Month Secondary CD Rate"
means,   for   any   day,  the  secondary  market  rate  for  three-month
certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight
Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the
quotations   for   the   day   of   such  transactions  received  by  the
Administrative  Agent  from three Federal  funds  brokers  of  recognized
standing selected by it.   If  for  any  reason  the Administrative Agent
shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the
first   sentence   of  this  definition,  as   appropriate,   until   the
circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

     "Applicable LIBO Rate" means on a per annum basis, in respect of any LIBO Rate Loan, for each day during the Interest Period for such Loan, the sum of (i) the LIBO Rate as determined by the Administrative Agent plus (ii) the Applicable Margin.

     "Applicable Margin" means, with respect to any LIBO Rate Loan or Reference Rate Loan, or with respect to the Commitment Fees, as the case may be, the applicable percentage for the relevant Borrower set forth on
Schedule I hereto under the caption "LIBOR Spread", "ABR Spread" or "Fee Percentage", as the case may be, based upon the ratings by S&P and Moody's, respectively, applicable on such date to the Index Debt. For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating of BB-/Ba3, unless such rating agency shall have in effect a rating for senior subordinated unsecured, non-credit enhanced, long-term indebtedness for borrowed money of FRP, in which case such rating, increased by two categories, shall be used as the Index Debt rating of such rating agency so long as such rating agency has in effect such a rating and does not have in effect a rating for Index Debt; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different categories, the Applicable Margin shall be based on the lower of the two ratings unless either of the two ratings qualifies as "investment grade", in which case the higher of the two ratings will apply; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrowers and the Banks shall negotiate in good faith to amend this definition to reflect such changed rating system or the non-availability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

     "Applicable Percentage" of any Bank means the percentage set opposite such Bank's name on Schedule II hereto, as modified from time to time as provided hereby.

     "Applicable Reference Rate" means on a per annum basis in respect of any Reference Rate Loan, for any day, the sum of the Alternate Base Rate plus the Applicable Margin.

     "Assessment Rate" means, with respect to each day during an Interest Period, the annual rate (rounded upwards, if not already a whole multiple of 1/100 of l%, to the next highest whole multiple of 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by Chase to the Federal Deposit Insurance Corporation or any successor ("FDIC") for the FDIC's insuring time deposits made in Dollars at offices of Chase in the United States.

     "Bank" means each bank signatory hereto and its successors and permitted assigns under Section 9.3.

     "Board" means the Board of Governors of the Federal Reserve System of the United States.

     "Borrowers" means FRP and FTX.

     "Borrowing Date" means, with respect to any Loan, the date on which such Loan is disbursed.

     "Business Day" means any day other than a Saturday, Sunday or a day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a LIBO Rate Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

     "Capitalized Lease Obligation" means the obligation of any Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligation is, or in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) is required to be, classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and for purposes of this Agreement the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     A "Change in Control" shall be deemed to have occurred if (a) any Person or group (within the meaning of Rule 13d-5 of the SEC as in effect on the Closing Date) shall own directly or indirectly, beneficially or of record, shares representing 30% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of FTX; or
(b) a majority of the seats (other than vacant seats) on the board of directors of FTX shall at any time be occupied by Persons who were not
(i)  members  of  the  board of directors of FTX  on  the  Closing  Date,
(ii) appointed as, or nominated for election as, directors by a majority of the directors who are (x) referred to in clause (i) and (y) other directors who are appointed or nominated in accordance with this clause
(ii) or (iii) nominated or appointed by RTZ, RTZ Indonesia or any Affiliate of either thereof pursuant to its participation in the Restructuring as contemplated by the Letter Agreement dated as of March 7, 1995, between RTZ America and FTX and FCX and the Stock Purchase Agreement.

     "Circle C Agreement" means the Credit Agreement dated as of February 6, 1992, as amended, by and between Circle C Land Corp. and TCB.

     "Closing Date" means July 17, 1995.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral Agents" mean the FRP Collateral Agent and the FTX Collateral Agent.

     "Commitment" means, with respect to each Bank, the Commitment of such Bank hereunder to make revolving loans as set forth on Schedule II hereto, or in the Commitment Transfer Supplement pursuant to which such Bank assumed its Commitment, as the same may be permanently terminated or reduced from time to time pursuant to Section 2.7 and pursuant to assignments by such Bank pursuant to Section 9.3. The Commitment of each Bank shall automatically and permanently terminate on the Maturity Date.

     "Commitment Fee" has the meaning assigned  to  such  term in Section
2.6(a).

     "Commitment Termination Date" has the meaning assigned to such term in Section 2.6(a).

     "Commitment Transfer Supplement" means a Commitment Transfer Supplement entered into by a Bank and an assignee, and accepted by the Administrative Agent, in the form of Exhibit D or such other form as shall be approved by the Administrative Agent.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

     "Credit Event" means the making of a Loan.

     "Debt" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person for the unearned balance of any payment received under any contract outstanding for 180 days, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding (x) the Pennzoil Obligations, (y) the up to $10,000,000 conditional payment of FRP to Fertiberia due in 1998 to the extent not reflected as a liability on FRP's balance sheet under GAAP and (z) trade accounts payable and accrued obligations incurred in the ordinary course of business so long as the same are not 180 days overdue or, if overdue, are being contested in good faith and by appropriate proceedings), (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Debt of others, (h) all Capitalized Lease Obligations of such Person, (i) all recourse obligations of such Person with respect to sales of accounts receivable which would be shown under GAAP on the balance sheet of such Person as a liability, (j) all obligations of such Person as an account party (including reimbursement obligations to the issuer of a letter of credit) in respect of bankers' acceptances and letters of credit Guaranteeing Debt and (k) all non-contingent obligations of such Person as an account party (including reimbursement obligations to the issuer of a letter of credit) in respect of letters of credit other than those referred to in clause (j) above. The Debt of any Person shall include the Debt of any partnership in which such Person is a general partner but shall exclude obligations under leases which are characterized as Operating Leases.

     "Debt to Capital Ratio" means at the end of any fiscal quarter, the ratio, expressed as a percentage, of the aggregate principal amount of total consolidated Debt outstanding of FRP (excluding working capital Debt of IMC-Agrico in a principal amount not to exceed $75,000,000 multiplied by FRP's percentage capital interest in IMC-Agrico) to FRP Capitalization.

     "Deemed Lease" means an agreement characterized by the parties thereto as a lease solely for income tax purposes and as to which such parties have elected to have the provisions of the former
Section 168(f)(8) of the Internal Revenue Code of 1954 apply.

     "Default" means any event or condition which upon the giving of notice or lapse of time or both would become an Event of Default.

     "Dollars" or "$" means United States Dollars.

     "Domestic Office" means, for any Bank, the Domestic Office set forth for such Bank on the signature pages hereof, unless such Bank shall designate a different Domestic Office by notice in writing to the Administrative Agent and the Borrowers.

     "EBITDA" means, for any fiscal quarter, the sum of (a) FRP's consolidated net income (loss) (before deducting minority interests in net income (loss) of consolidated subsidiaries, but disregarding all extraordinary or unusual noncash items in calculating such net income);
(b) consolidated interest paid or accrued on the Loans to FRP and on other consolidated Debt of FRP during such quarter and deducted in determining FRP's consolidated net income; (c) FRP's consolidated depreciation, depletion and amortization charges deducted in computing FRP's consolidated net income; and (d) excess cash distributions as reflected in FRP's statement of cash flows received by FRP from IMC-Agrico; provided that such calculations of items (a) through (c) will exclude items relating to Nonrestricted Subsidiaries.

     "EBITDA Ratio" means at the end of any fiscal quarter, the cumulative sum, for the four consecutive fiscal quarters ending with such quarter, of (a) FRP's EBITDA to (b) interest expense and capitalized interest paid or accrued on consolidated Debt of FRP including the Loans and the proportional consolidation of the outstanding Debt of IMC-Agrico, during such period.

     "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or as otherwise defined in any Environmental Law.

     "Environmental Claim" means any written notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation of any Environmental Law or Environmental Permit.

     "Environmental  Law"  means  any  and all applicable treaties, laws,
rules,  regulations,  codes,  ordinances,  orders,   decrees,  judgments,
injunctions, notices or binding agreements issued, promulgated or entered
into  by  any  Governmental  Authority,  relating  in  any  way   to  the
environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Amendments of 1984, 42 U.S.C. Section 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977,
33 U.S.C. Section 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Section 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

     "Environmental Permit" means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

     "Equity Payment" means (i) any dividend or distribution on, or purchase, redemption or other payment in respect of, the capital stock of FTX or the partnership units of FRP, whether in cash or in kind, and
(ii) open market purchases by FTX or any Restricted Subsidiaries of Depositary Units of FRP (as defined in FRP Partnership Agreement).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated), that together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA  Event"  means  (i) any "reportable  event",  as  defined  in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (ii) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code; (iii) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived; (iv) the incurrence of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan, other than any liability for contributions not yet due or payment of premiums not yet due; (v) the receipt by a Borrower or any ERISA Affiliate from the PBGC of any notice relating to the intention of the PBGC to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the receipt by a Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; and (vii) any other similar event or condition with respect to a Plan or Multiemployer Plan that could reasonably result in liability of a Borrower.

     "Event  of   Default"   means   any  Event  of  Default  defined  in
Article VII.

     "FCX"  means  Freeport-McMoRan  Copper   &  Gold  Inc.,  a  Delaware
corporation.

     "FI" means P.T. Freeport Indonesia Company, a limited liability company organized under the laws of Indonesia and domesticated in Delaware.

     "Financial Officer" of any corporation means the principal financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such corporation.

     "First Restatement Agreement" means the Amendment Agreement dated as of April 25, 1996, among the Borrowers, the Banks and Chemical, as Administrative Agent, FRP Collateral Agent and FTX Collateral Agent, and Chase NA, as Documentary Agent.

     "First Restatement Closing Date" means the date upon which the First Restatement Agreement becomes effective in accordance with its terms.

     "FM Credit Agreement" means the Credit Agreement dated as of June 30, 1995, among FM Properties, FTX, FCX, the banks party thereto, Chemical, as Administrative Agent and as FM Collateral Agent, and Chase NA, as Documentary Agent, as the same may be amended or replaced from time to time.

     "FM Properties" means FM Properties Operating Co., a Delaware general partnership whose partners are FTX and FM Properties Inc.

     "FM Properties Indebtedness" means the obligations of FM Properties under the FM Credit Agreement and the obligations of FM Properties listed on Schedule VII hereto.

     "FRP Capitalization" means the sum, as of the end of any fiscal quarter, of the aggregate principal amount of the total consolidated Debt outstanding of FRP (excluding working capital Debt of IMC-Agrico in a principal amount not to exceed $75,000,000 multiplied by FRP's percentage capital interest in IMC-Agrico) plus consolidated partners' capital (excluding the effect of non-cash unusual or extraordinary charges after December 31, 1994, on such partners' capital) of FRP.

     "FRP Collateral Agent" means Chase in its capacity as Collateral Agent for the Banks under the FRP Security Agreement.

     "FRP Partner" means Agrico LP, FRP, FTX (provided that FTX's direct or indirect (other than through FRP) ownership interests in IMC-Agrico shall not exceed its ownership interests in Agrico LP as of the First Restatement Closing Date) or another Restricted Subsidiary of FRP which has the rights and obligations of FRP Partner as defined in and contemplated by the IMC-Agrico Partnership Agreement.

     "FRP Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Freeport-McMoRan Resource Partners, Limited Partnership, dated as of May 29, 1987 among FRP, FTX and FMRP Inc., as amended.

     "FRP Security Agreement" means (i) prior to the First Restatement Closing Date, the security agreement and mortgage in the form of Exhibit E, executed by FRP and delivered to the FRP Collateral Agent pursuant to Section 4.1(h), as such agreement may be amended and in effect from time to time, and (ii) from and after the First Restatement Closing Date, any security agreement for the benefit of the Banks between FRP and Chase, as FRP Collateral Agent, including any such security agreement required by Section 2.7(b)(y).

     "FRP Senior Notes" means up to $150,000,000 principal amount of 7% Senior Notes of FRP issued pursuant to the First Supplemental Indenture dated as of February 14, 1996, to the Senior Indenture dated as of February 1, 1996, between FRP and Chemical, as trustee.

     "FTX Collateral Agent" means Chase in its capacity as collateral agent for the Lenders (as defined in the FTX Intercreditor Agreement) under the FTX Intercreditor Agreement and the FTX Security Agreement.

     "FTX Guaranty Agreement" means the Guaranty Agreement dated as of July 17, 1995, as such may be amended, pursuant to which FTX guarantees all or a portion of the FM Properties Indebtedness.

     "FTX Intercreditor Agreement" means the Intercreditor Agreement entered into as of June 11, 1992, as amended and restated in its entirety as of June 1, 1993, and as of the Funding Date in the form attached hereto as Exhibit G, among the Administrative Agent on behalf of the Banks, the FM Agent on behalf of the FM Lenders, Hibernia National Bank as agent for the Pel-Tex Lenders (each as defined therein), TCB and Chemical, as FTX Collateral Agent, as such agreement may be further amended and in effect from time to time.

     "FTX Security Agreement" means the security agreement in the form of Exhibit F, executed by FTX and delivered to the FTX Collateral Agent pursuant to Section 4.1(g), as such agreement may be amended and in effect from time to time.

     "Funding Date" means the first date on which the conditions to borrowing set forth in Articles IV and VI have been satisfied.

     "GAAP" has the meaning assigned to such term in Section 1.2.

     "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "Governmental Rule" means any statute, law, treaty, rule, code, ordinance, regulation, permit, certificate or order of any Governmental Authority or any judgment, decree, injunction, writ, order or like action of any court, arbitrator or other judicial or quasijudicial tribunal.

     "Guarantee" means, with respect to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or obligation of any other Person in any manner, whether directly or indirectly, and including, without limitation, any agreement or obligation (i) to pay dividends or other distributions upon the stock of such other Person, or any obligation of such other Person, direct or indirect, (ii) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or obligation or to purchase (or advance or supply funds for the purchase of) any security for the payment of such Debt, obligation, dividend or distribution, (iii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or obligation or the holder of such stock of the payment of such Debt, obligation, dividend or distribution including, without limitation, any take-or-pay contract or agreement to buy a minimum amount or quantity of production or to provide an operating subsidy which, in each case, is utilized for a third party financing, or (iv) to maintain working capital, equity capital or any other financial statement condition of the primary obligor, so as to enable the primary obligor to pay such Debt, obligation, dividend or distribution; provided, however, that the term Guarantee shall not include any endorsement for collection or deposit in the ordinary course of business.

     "Hazardous Materials" means all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Hedge Agreement" means any interest rate, currency or commodity swap, cap, floor or collar agreement or similar hedging arrangement providing for the transfer or mitigation of interest rate, commodity price or currency value or exchange rate risks, either generally or under specific contingencies.

     "IMC" means IMC Global Operations Inc., a Delaware corporation.

     "IMC-Agrico" means the general partnership formed pursuant to the IMC-Agrico Partnership Agreement.

     "IMC Partner" means the Subsidiary of IMC that has the rights and obligations of IMC GPCo as defined in and contemplated by the IMC-Agrico Partnership Agreement.

     "IMC-Agrico Partnership Agreement" means the Amended and Restated Partnership Agreement dated as of July 1, 1993, as further amended and restated as of May 26, 1995, by and among Agrico LP, a Delaware limited partnership, IMC-Agrico GP Company, a Delaware corporation, and IMC-Agrico MP Inc., a Delaware corporation, as amended and in effect from time to time as permitted by Section 5.2(r).

     "Index Debt" means the senior, unsecured, non-credit enhanced, long-term indebtedness for borrowed money of FRP.

     "Interest Payment Date" means (i) as to any Reference Rate Loan, the next succeeding March 31, June 30, September 30 or December 31 (subject to Section 2.16), or if earlier, the Maturity Date, and (ii) as to any LIBO Rate Loan, the last day of the Interest Period applicable to such Loan (and, in the case of any Interest Period of more than three months' duration, the date that would be the last day of such Interest Period if such Interest Period were of three months' duration) and the date of any continuation or conversion of such Loan as or into a Loan of the same or a different type.

     "Interest Period" means (i) as to any LIBO Rate Loan, the period commencing on the date of such LIBO Rate Loan or on the last day of the immediately preceding Interest Period applicable to such Loan, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the applicable Borrower may elect, and (ii) as to any Reference Rate Loan, the period commencing on the date of such Reference Rate Loan or on the last day of the immediately preceding Interest Period applicable to such Loan, as the case may be, and ending on the earliest of (x) the next succeeding March 31, June 30, September 30 or December 31, (y) the Maturity Date and
(z) the date such Loan is prepaid or converted as permitted hereby; provided, however, that (1) if any Interest Period would end on a day that shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to LIBO Rate Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (2) no Interest Period with respect to any Loan shall end later than the Maturity Date and (3) interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

     "LIBO Rate" means, with respect to any LIBO Rate Loan for any Interest Period, an interest rate per annum (rounded upwards, if not already a whole multiple of 1/100 of 1%, to the next higher 1/100 of 1%) equal to the arithmetic average of the respective rates per annum at which Dollar deposits approximately equal in principal amount to the Reference Banks' portions of such LIBO Rate Loan and for a maturity equal to the applicable Interest Period are offered in immediately available funds to the principal London offices of the Reference Banks in the London Interbank Market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "LIBO Rate Loan" means any Loan for which interest is determined, in accordance with the provisions hereof, at the Applicable LIBO Rate.

     "LIBOR Office" means, for any Bank, the LIBOR Office set forth for such Bank on the signature pages hereof or as otherwise notified in writing to the Administrative Agent and the Borrowers, unless such Bank shall designate a different LIBOR Office by notice in writing to the Administrative Agent and the Borrowers.

     "Lien" means with respect to any asset, (a) a mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities (except for any purchase option, call or similar right under the FRP Partnership Agreement as in effect on the Closing Date or as modified from time to time with the consent of the Required Banks) and
(d) other encumbrances of any kind, including, without limitation, production payment obligations.

     "Loan" means any loan made pursuant to Section 2.1.

     "Loan Documents" means this Agreement, the Promissory Notes, the FTX Intercreditor Agreement, the Security Agreements and all other agreements, certificates and instruments now or hereafter entered into in connection with any of the foregoing, in each case as amended and modified from time to time.

     "Loan Exposure" means the aggregate amount of unpaid principal of all Loans made by the Banks.

     "Main Pass" means FRP's interest in the Joint Operating Agreement dated May 1, 1988, among FRP, Homestake Sulphur Company and IMC Global Operations Inc., and the Joint Operating Agreement dated June 5, 1990, among FRP, Homestake Sulphur Company and IMC Global Operations Inc., and all rights and interests arising therefrom or in connection therewith and all FRP's right, title and interest to the leases, properties and assets subject to such Joint Operating Agreements, including those listed on
Schedule V hereto.

     "Margin  Stock"  has  the   meaning   assigned   to   such  term  in
Regulation U.

     "Material Adverse Effect" means (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of a Borrower and its Subsidiaries taken as a whole,
(b) material impairment of the ability of a Borrower or any of its Subsidiaries to perform any of its obligations under any Loan Document to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Banks under any Loan Document.

     "Maturity Date" means November 13, 2001, or, if earlier, the date of termination of the Commitments pursuant to the terms hereof.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer  Plan"  means  a  multiemployer  plan  as  defined in
Section 4001(a)(3) of ERISA to which a Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "Net Proceeds" means (i) the gross fair market value of the consideration or other amounts payable to or receivable by FRP, any of its Restricted Subsidiaries or IMC-Agrico in respect of any sales, transfers, distributions or other dispositions (including by merger or consolidation) of assets or properties (including any capital or other equity interests owned), less (ii) the amount, if any, of all taxes (but only to the extent such Person reasonably estimates that such taxes will be paid on the date of the next tax filing by such Person or such affiliate of such Person), and reasonable and customary fees, commissions, costs and other expenses (other than those payable to FRP, any of its Restricted Subsidiaries or IMC-Agrico) which are incurred in connection with such sales, transfers, distributions or other dispositions and are payable by the seller or the transferor of the assets or property to which such sales, transfers, distributions or other dispositions relate, but only to the extent not already deducted in arriving at the amount referred to in clause (i), and less (iii) amounts used within 120 days from the date of closing or effectiveness of the original transaction in question by the seller or transferor to purchase other assets used in the business of it and its Wholly-Owned Restricted Subsidiaries and not pledged or encumbered to any other Person.

     "1995  Form  10-K"   has  the  meaning  assigned  to  such  term  in
Section 3.1(e).

     "Nonrestricted Subsidiary" means (i) any of the Subsidiaries listed on Schedule III hereto as a Nonrestricted Subsidiary, (ii) any Subsidiary of any Nonrestricted Subsidiary and (iii) any surviving Person (other than a Borrower or a Restricted Subsidiary) into which any of such
Persons referred to in clause (i) or (ii) is merged or consolidated, subject to Section 5.2(c), and (iv) any Subsidiary organized after the date of this Agreement for the purpose of acquiring the stock or other ownership interests or assets of another Person or for start-up ventures or exploration programs or activities and designated as a Nonrestricted Subsidiary by FTX as of the time of its organization. By written notice to the Administrative Agent, FTX may (x) declare any Nonrestricted Subsidiary to be a Restricted Subsidiary and such former Nonrestricted Subsidiary shall thereafter be deemed to be a Restricted Subsidiary for all purposes of this Agreement or (y) at any time other than when a Default or Event of Default has occurred and is continuing or would exist after giving effect to such declaration, in any fiscal year, declare one or more Restricted Subsidiaries, the interest of FTX in all of which has an equity value or loan investment of less than $5,000,000 in the aggregate, to be a Nonrestricted Subsidiary and any such former Restricted Subsidiary shall thereafter be deemed to be a Nonrestricted Subsidiary for all purposes of this Agreement.

     "Operating Lease" means any lease other than a lease giving rise to a Capitalized Lease Obligation.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

     "Pennzoil Obligations" means the deferred purchase price obligations incurred by FRP in connection with the purchase from Pennzoil Company of the Culberson mining operations and associated physical assets.

     "Permitted Investments" means customary portfolio cash management investments made pursuant to prudent cash management practices.

     "Permitted Secured Swap" means any Hedge Agreement between FTX and any Bank or its affiliates that shall be ratably secured pursuant to the FTX Security Agreement.

     "Person" means any natural person, corporation, partnership, joint venture, trust, incorporated or unincorporated association, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which a Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

     "Promissory Notes" means the promissory notes of each Borrower referred to in Section 2.4.

     "Properties"   has   the   meaning    assigned    such    term    in
Section 3.1(n)(1).

     "Reference Banks" means National Westminster Bank Plc. and Chase.

     "Reference   Rate  Loan"  means  any  Loan  for  which  interest  is
determined, in accordance with the provisions hereof, at the Applicable Reference Rate.

     "Register" has the meaning assigned such term in Section 9.3(d).

     "Regulation D" means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation G" means Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

     "Remedial Action" means (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

     "Required Banks" means, subject to Section 9.7(b), at any time Banks having Commitments representing at least 66-2/3% of the aggregate Commitments hereunder or, if the Commitments have been terminated, Banks holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans.

     "Responsible Officer" of any corporation means any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

     "Restricted Subsidiary" means any Subsidiary that is not a Nonrestricted Subsidiary; provided, however, that any Person through which FRP owns any interest in IMC-Agrico shall at all times be a Restricted Subsidiary.

     "Restructuring" means the transactions between FTX and FCX (on the one hand) and RTZ, RTZ Indonesia and RTZ America (on the other hand) pursuant to the Stock Purchase Agreement, and the distribution on a generally tax free basis (subject to exceptions approved by the
Administrative   Agent   and   the  Documentary  Agent)  by  FTX  to  its
shareholders of the shares of FCX, thereby leaving FTX as a holding company for FRP and leaving FCX as the publicly held holding company for FI, together with arrangements required by or effectuated in connection with such distribution with respect to existing contractual agreements and indebtedness of FTX, FRP, FCX and FI, all on terms substantially the same as those disclosed in writing to the Banks prior to the Closing Date or otherwise satisfactory to the Required Banks (including all tax, accounting, corporate and partnership matters).

     "RTZ" means the RTZ Corporation PLC, a company organized under the laws of England.

     "RTZ America" means RTZ America, Inc., a Delaware corporation and a wholly owned subsidiary of RTZ.

     "RTZ Indonesia" means RTZ Indonesia Limited, a company organized under the laws of England and a wholly owned subsidiary of RTZ.

     "S&P" means  Standard  & Poor's Ratings Group, a division of McGraw-
Hill, Inc.

     "SEC" means the Securities and Exchange Commission.

     "Second Restatement Agreement" means the Amendment Agreement dated as of November 14, 1996, among the Borrowers, the Banks and the Agents.

     "Second Restatement Closing Date" means the date upon which the Second Restatement Agreement becomes effective in accordance with its terms.

     "Security  Agreements"  means,  collectively,   the   FRP   Security
Agreement and the FTX Security Agreement.

     "Shared Collateral" has the meaning assigned to such term in the FTX Intercreditor Agreement.

     "Statutory Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Bank (including any branch, Affiliate, or other funding office making or holding a Loan) is subject (a) with respect to the Base CD Rate (as such term is used in the definition of "Alternate Base Rate"), for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to the applicable Interest Period, and (b) with respect to the LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D). Such reserve percentages shall include, without limitation, those imposed under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Stock Purchase Agreement" means the Agreement dated as of May 2, 1995, by and between FTX, FCX, RTZ, RTZ Indonesia and RTZ America as approved by the Banks and in effect on the Closing Date and as amended from time to time as permitted by Section 5.2(t).

     "Subsidiary" means as to any Person, any corporation at least a majority of whose securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more other Subsidiaries of such Person and any partnership (other than joint ventures for which the intention under the applicable agreements, including operating agreements, if any, is that such joint ventures be partnerships solely for purposes of the Code) in which such Person or a Subsidiary of such Person is a general partner; provided that unless otherwise specified, "Subsidiary" means a Subsidiary of FTX and provided, further, that FM Properties, FM Properties, Inc., and IMC-Agrico shall not at any time be Subsidiaries for any purposes of this Agreement.

     "TCB" means Texas Commerce Bank National Association, a national banking association.

     "Third Party" has  the  meaning  assigned  to  such  term in Section
5.2(l).

     "Total   Commitment"  means  the  sum  of  all  the  then  effective
Commitments.

     "Transfer Effective Date" has the meaning assigned to such term in each Commitment Transfer Supplement.

     "Transferee" means any Participant or Purchasing Bank, as such terms are defined in Section 9.3.

     "Wholly-Owned Restricted Subsidiary" means any Subsidiary, all of the stock of which is at the time owned by FTX, FRP and/or one or more other Wholly-Owned Restricted Subsidiaries of either of them.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.2. Accounting Terms. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given it under United States generally accepted accounting principles in effect from time to time (with such changes thereto as are approved or concurred in from time to time by the Borrowers' independent public accountants, as applicable) applied on a basis consistent with those used in preparing the financial statements referred to in
Section 5.1(a)  ("GAAP");  provided,  however,  that  each  reference  in
Section 5.2 hereof, or in the definition of any term used in Section 5.2 hereof, to GAAP shall mean generally accepted accounting principles as in effect on the Closing Date and as applied by Borrowers in preparing the financial statements referred to in Section 3.1(e). In the event any change in GAAP materially affects any provision of this Agreement, the Banks and the Borrowers agree that they shall negotiate in good faith in order to amend the affected provisions in such a way as will restore the parties to their respective positions prior to such change, and until such amendment becomes effective the Borrowers' compliance with such provisions shall be determined on the basis of GAAP as in effect immediately before such change in GAAP became effective.

     SECTION 1.3. Section, Article, Exhibit and Schedule References, etc. Unless otherwise stated, Section, Article, Exhibit and Schedule references made herein are to Sections, Articles, Exhibits or Schedules, as the case may be, of this Agreement. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time.


                            ARTICLE II

                            The Loans

     SECTION 2.1. Revolving Credit Facility. Upon the terms and subject to the conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees to make Loans to the Borrowers, at any time and from time to time on or after the Funding Date, and until the earlier of the Maturity Date and the termination of the Commitment of such Bank in accordance with the terms hereof, in an aggregate principal amount at any one time outstanding not to exceed such Bank's Applicable Percentage of the then effective unused Total Commitment on the Borrowing Date for such Loan. Within the foregoing limits, the Borrowers may borrow, repay and reborrow, prior to the Maturity Date, Loans subject to the terms, provisions and limitations set forth herein; provided, however, that the aggregate principal amount of all Loans to FTX at any time outstanding shall not exceed $150,000,000 or such lesser amount determined pursuant to Section 2.7.

     SECTION 2.2. Loans. (a) The Loans made by the Banks to any Borrower on any one date shall be in an aggregate principal amount which is (i) an integral multiple of $1,000,000 and not less than $5,000,000 or
(ii) equal to the remaining available balance of the applicable Commitments. The Loans by each Bank to each Borrower made after the Funding Date shall be made against an appropriate Promissory Note, payable to the order of such Bank in the amount of its Commitment, executed by such Borrower and delivered to such Bank on the Closing Date, as referred to in Section 2.4.

     (b) Each Loan shall be either a Reference Rate Loan or a LIBO Rate Loan as the relevant Borrower may request pursuant to Section 2.3. Subject to the provisions of Sections 2.3 and 2.10, Loans of more than one type may be outstanding at the same time.

     (c)    Each  Bank  shall  make  its  portion,  as  determined  under
Section 2.14, of each Loan hereunder on the proposed date thereof by paying the amount required to the Administrative Agent in New York, New York in immediately available funds not later than 2:00 p.m., New York City time, and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the appropriate Borrower with the Administrative Agent or, if Loans shall not be made on such date because any condition precedent to a borrowing herein specified is not met, return the amounts so received to the respective Banks. Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Loan that such Bank will not make available to the Administrative Agent such Bank's portion of such Loan, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Loan in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then to the extent that such Bank shall not have made such portion available to the Administrative Agent, such Bank and the applicable Borrower severally agree to repay without duplication to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Administrative Agent at an interest rate equal to (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such borrowing and (ii) in the case of such Bank, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Bank shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Bank's Loan for purposes of this Agreement.

     SECTION 2.3. Notice of Loans. (a) A Borrower requesting a Loan shall give the Administrative Agent irrevocable telephonic (promptly confirmed in writing), written, telecopy or telex notice in the form of Exhibit B with respect to each Loan (i) in the case of a LIBO Rate Loan, not later than 10:30 a.m., New York City time, three Business Days before a proposed borrowing, and (ii) in the case of a Reference Rate Loan, not later than 10:30 a.m., New York City time, on the date of a proposed borrowing. Such notice shall be irrevocable (except that in the case of a LIBO Rate Loan, such Borrower may, subject to Section 2.13, revoke such notice by giving written or telex notice thereof to the Administrative Agent not later than 10:30 a.m., New York City time, two Business Days before such proposed borrowing) and shall in each case refer to this Agreement and specify (1) the Borrower to which the Loan then being requested is to be made, (2) whether the Loan then being requested is to be a Reference Rate Loan or LIBO Rate Loan, (3) the date of such Loan (which shall be a Business Day) and amount thereof, and (4) if such Loan is to be a LIBO Rate Loan, the Interest Period or Interest Periods (which shall not end after the Maturity Date) with respect thereto. If no election as to the type of Loan is specified in any such notice by such Borrower, such Loan shall be a Reference Rate Loan. If no Interest Period with respect to any LIBO Rate Loan is specified in any such notice by a Borrower, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the other Banks of any notice given by a Borrower pursuant to this Section 2.3(a) and of each Bank's portion of the requested Loan.

     (b) Each Borrower may continue or convert all or any part of any Loan as or into a Loan of the same or a different type in accordance with
Section 2.10 and subject to the limitations set forth herein. If a Borrower shall not have delivered a borrowing notice in accordance with this Section 2.3 prior to the end of the Interest Period then in effect for any Loan of such Borrower requesting that such Loan be converted or continued as permitted hereby, then such Borrower shall (unless the Borrower has notified the Administrative Agent, not less than three Business Days prior to the end of such Interest Period, that such Loan is to be repaid at the end of such Interest Period) be deemed to have delivered a borrowing notice pursuant to Section 2.3 requesting that such Loan be converted into or continued as a Reference Rate Loan of equivalent amount.

     (c) Notwithstanding any provision to the contrary in this Agreement, no Borrower shall in any borrowing notice under this
Section 2.3 request any LIBO Rate Loan which, if made, would result in more than 20 separate LIBO Rate Loans of any Bank. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

     SECTION 2.4. Promissory Notes. (a) The Loans made by each Bank to each Borrower shall be evidenced by a Promissory Note duly executed on behalf of such Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit A, payable to the order of such Bank in a principal amount equal to its Commitment. The outstanding principal balance of each Loan, as evidenced by such Promissory Note, shall be payable on the Maturity Date. Each Promissory Note shall bear interest from the date of the first borrowing hereunder on the outstanding principal balance thereof, as provided in Section 2.5.

     (b) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Bank resulting from each Loan made by such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time under this Agreement. Each Bank shall, and is hereby authorized by each Borrower to, endorse on the schedule attached to the Promissory Note delivered by such Borrower to such Bank (or on a continuation of such schedule attached to such Promissory Note and made a part thereof), or otherwise record in such Bank's internal records, an appropriate notation evidencing the date and amount of each Loan from such Bank to such Borrower, as well as the date and amount of each payment and prepayment with respect thereto; provided, however, that the failure of any Bank to make such a notation or any error in such a notation shall not affect the obligation of such Borrower to repay the Loans made by such Bank in accordance with the terms of this Agreement and such Promissory Note.

     (c) The Administrative Agent shall maintain accounts for (i) the type of each Loan made and the Interest Period applicable thereto,
(ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Bank hereunder and
(iii) the amount of any sum received by the Administrative Agent hereunder from such Borrower and each Bank's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.4 shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Bank or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

     SECTION 2.5.   Interest on Loans.  (a)  Subject to the provisions of
Section 2.8, each Reference Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate, and over a year of 360 days at all other times), equal to the Applicable Reference Rate.

     (b) Subject to the provisions of Section 2.8, each Loan which is a LIBO Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Applicable LIBO Rate for the Interest Period in effect for such Loan.

     (c) Interest on each Loan shall be payable on each applicable Interest Payment Date. The Applicable Reference Rate and the Applicable LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall promptly advise the Borrowers and each Bank of such determination.

     SECTION 2.6. Fees. (a) The Borrowers shall pay each Bank, through the Administrative Agent, on the last Business Day of each March, June, September and December, and on the date on which the Commitment of such Lender shall be terminated as provided herein (the "Commitment Termination Date"), in immediately available funds, a commitment fee (a "Commitment Fee") from and including the earlier of June 30, 1995, and the Funding Date through and including the Commitment Termination Date on the average daily amount of such Bank's Applicable Percentage of the unused Total Commitment during the quarter (or shorter period commencing with the earlier of June 30, 1995, and the Funding Date or ending with the Commitment Termination Date) ending on such date equal to the applicable Commitment Fee Percentage set forth in Schedule I hereto for such Borrower.

     (b) All Commitment Fees under this Section 2.6 shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The Commitment Fees due to each Bank shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Bank pursuant to Section 2.7.

     (c) The Borrowers agree to pay to the Administrative Agent, for its own account, on the Closing Date and on each anniversary thereof, an administration fee (the "Administrative Fee") as agreed between the Borrowers and the Administrative Agent.

     (d) All such fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Banks. Once paid, all such fees shall be fully earned under any and all circumstances.

     SECTION 2.7.  Maturity and Reduction of Commitments.

     (a) Upon at least five days' prior written, telecopied or telex notice to the Administrative Agent, the Borrowers may without penalty at any time in whole permanently terminate, or from time to time permanently reduce, the Total Commitment, ratably among the Banks in accordance with the amounts of their respective Commitments; provided, however, that each partial reduction of the Commitment Amount shall be in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, that the Total Commitment may not be reduced to an amount which is less than the aggregate principal amount of all Loans outstanding after such reduction.

     (b) The Total Commitment shall be automatically and permanently reduced by an amount equal to (I) the Net Proceeds of any non-ordinary course asset disposition by FRP and its Restricted Subsidiaries and IMC-Agrico (other than in each case, (i) dispositions of obsolete and worn-out property or real estate not used or useful in its business,
(ii) sales of accounts receivable and (iii) sales of any IMC-Agrico assets to the extent not resulting in distributable cash to FRP or its Restricted Subsidiaries), in excess of a cumulative aggregate amount of $25,000,000 for all such transactions during the term of this Agreement after the First Restatement Closing Date, and (II) the net proceeds of any issuance of Debt to any Third Party by FRP or its Restricted Subsidiaries during the term of this Agreement after March 1, 1996 (other than (A) Guarantees where no proceeds of the related Debt are received by FRP or its Restricted Subsidiaries, (B) Debt described in clauses (i),
(ii),  (iii), (iv), (v), (vi), (vii), (viii), (xi), (xii) and  (xiii)  of
Section 5.2(g), (C) Capitalized Lease Obligations where a related asset sale has already been counted for purposes of this Section 2.7(b), (D) Debt described in clauses (ix) and (x) of Section 5.2(g) in an aggregate principal amount not in excess of $75,000,000 and (E) Debt described in clause (x) of Section 5.2(g) to the extent that the proceeds of such Debt are used to refinance Debt of FTX or FRP, other than Debt under this Agreement, which is outstanding at the time of the incurrence of such additional Debt. The Total Commitment shall also be automatically and permanently reduced by an amount equal to such portion of the proceeds of any equity issuance (other than pursuant to employee stock option plans and similar arrangements and other than equity issued to fund a permitted acquisition) by FRP and the Restricted Subsidiaries to any Person other than the Borrowers and the Restricted Subsidiaries as the Required Banks and the Borrowers shall agree prior to the time of receipt of Net Proceeds in respect of such equity issuance; provided that, if such agreement shall not be reached prior to the time of such receipt, the applicable portion shall be 50%. The Commitment reductions required by this Section 2.7(b) shall be effective as of the date of closing or effectiveness of any transaction subject hereto; provided that with respect to any non-cash Net Proceeds, such Commitment reductions shall be effective as of the earlier of (x) the date of receipt of cash proceeds thereof and (y) the first anniversary of the date of closing or effectiveness of such transaction, subject to any such non-cash proceeds in excess of $5,000,000 being pledged to the FRP Collateral Agent as additional collateral for the Loans and other obligations under the Loan Documents, pursuant to a security agreement between FRP and the FRP Collateral Agent in a form reasonably satisfactory to the FRP Collateral Agent; and provided further that to the extent prepayment of any LIBO Rate Loan is required pursuant to this Section 2.7(b), such prepayment may be made at the end of the current Interest Period for such LIBO Rate Loan if the required prepayment would otherwise give rise to breakage costs under Section 2.13(a)(i).

     (c) On the Maturity Date, the Commitments shall automatically terminate and any outstanding Loans shall be due and payable in full.

     SECTION 2.8. Interest on Overdue Amounts; Alternative Rate of Interest. (a) If any Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder or under any other Loan Document, by acceleration or otherwise, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to the date of actual payment (after as well as before judgment):

          (i) in the case of the payment of principal of or interest on a LIBO Rate Loan, at a rate 2% above the rate which would otherwise be payable under Section 2.5(b) until the last date of the Interest Period then in effect with respect to such Loan and thereafter as provided in clause (ii) below; and

          (ii) in the case of the payment of principal of or interest on a Reference Rate Loan or any other amount payable hereunder (other than principal of or interest on any LIBO Rate Loan to the extent referred to in clause (i) above), at a rate 2% above the Applicable Reference Rate.

     (b) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a LIBO Rate Loan the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers absent manifest error) that (i) Dollar deposits in the requested principal amount of such LIBO Rate Loan are not generally available in the London Interbank Market, (ii) the rates at which Dollar deposits are being offered will not adequately and fairly reflect the cost to any Bank of making or maintaining such LIBO Rate Loan during such Interest Period or
(iii) reasonable means do not exist for ascertaining the Applicable LIBO Rate, the Administrative Agent shall as soon as practicable thereafter give written, telecopied or telex notice of such determination to the Borrowers and the other Banks, and any request by a Borrower for the making of a LIBO Rate Loan pursuant to Section 2.3 or 2.10 shall, until the Administrative Agent shall have advised the Borrowers and the Banks that the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Reference Rate Loan; provided, however, that if the Administrative Agent makes the determination specified in
(ii) above, at the option of such Borrower such request shall be deemed to be a request for a Reference Rate Loan only from such Bank referred to in (ii) above; provided further, however, that such option shall not be available to such Borrower if the Administrative Agent makes the determination specified in (ii) above with respect to three or more Banks. Each determination of the Administrative Agent hereunder shall be conclusive absent manifest error.

     SECTION 2.9. Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any of its Loans, in whole or in part, subject to the requirements of Section 2.13 but otherwise without premium or penalty, upon prior written or telex notice to the Administrative Agent by 10:30 a.m., New York City time, on the date of such prepayment; provided, however, that each such partial prepayment shall be in a minimum amount of $5,000,000 and an integral multiple of $1,000,000.

     (b) In the event of any termination of the Commitments, each Borrower shall repay or prepay all its outstanding Loans on the date of such termination. On the date of any partial reduction of the Commitments pursuant to Section 2.7, the Borrowers shall pay or prepay so much of their respective Loans as shall be necessary in order that the aggregate principal amount of the Loans (after giving effect to any other prepayment of Loans on such date) outstanding will not exceed the Total Commitment immediately following such reduction.

     (c)  All  prepayments under this Section 2.9  shall  be  subject  to
Section 2.13. Each notice of prepayment delivered pursuant to paragraph (a) above shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower giving such notice to prepay such Loan by the amount stated therein on the date stated therein. All prepayments shall be applied first to Reference Rate Loans and then to LIBO Rate Loans and shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Any amounts prepaid may be reborrowed to the extent permitted by the terms of this Agreement.

     SECTION 2.10. Continuation and Conversion of Loans. Each Borrower shall have the right, subject to the provisions of Section 2.8, (i) on three Business Days' prior irrevocable notice by such Borrower to the Administrative Agent, to continue or convert any type of Loans as or into LIBO Rate Loans, or (ii) with irrevocable notice by such Borrower to the Administrative Agent by 10:30 a.m. on the date of such proposed continuation or conversion, to continue or convert any type of Loans as or into Reference Rate Loans, in each case subject to the following further conditions:

          (a) each continuation or conversion shall be made pro rata as to each type of Loan of a Borrower to be continued or converted among the Banks in accordance with the respective amounts of their commitments and the notice given to the Administrative Agent by such Borrower shall specify the aggregate principal amount of Loans to be continued or converted;

          (b) in the case of a continuation or conversion of less than all Loans of any Borrower, the Loans continued or converted shall be in a minimum aggregate principal amount of $5,000,000 and an integral multiple of $1,000,000;

          (c) accrued interest on each Loan (or portion thereof) being continued or converted shall be paid by such Borrower at the time of continuation or conversion;

          (d) the Interest Period with respect to any Loan made in respect of a continuation or conversion thereof shall commence on the date of the continuation or conversion;

          (e) any portion of a Loan maturing or required to be prepaid in less than one month may not be continued as or converted into a LIBO Rate Loan;

          (f) a LIBO Rate Loan may be continued or converted on the last day of the applicable Interest Period and, subject to Section 2.13, on any other day;

          (g) no Loan (or portion thereof) may be continued as or converted into a LIBO Rate Loan if, after such continuation or conversion, an aggregate of more than 20 separate LIBO Rate Loans of any Bank would result, determined as set forth in Section 2.3(c);

          (h) no Loan shall be continued or converted if such Loan by any Bank would be greater than the amount by which its Commitment exceeds the amount of its other Loans at the time outstanding or if such Loan would not comply with the other provisions of this Agreement; and

          (i) any portion of a LIBO Rate Loan which cannot be converted into or continued as a LIBO Rate Loan by reason of clause (e) or (g) above shall be automatically converted at the end of the Interest Period in effect for such Loan into a Reference Rate Loan.

The Administrative Agent shall communicate the information contained in each irrevocable notice delivered by the applicable Borrower pursuant to this Section 2.10 to the other Banks promptly after its receipt of the same.

     The Interest Period applicable to any LIBO Rate Loan resulting from a continuation or conversion shall be specified by the applicable Borrower in the irrevocable notice of continuation or conversion delivered pursuant to this Section 2.10; provided, however, that if no such Interest Period for a LIBO Rate Loan shall be specified, the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration.

     For purposes of this Section 2.10, notice received by the Administrative Agent from a Borrower after 10:30 a.m., New York time, on a Business Day shall be deemed to be received on the immediately succeeding Business Day.

     SECTION  2.11.    Reserve  Requirements;  Change  in  Circumstances.
(a) The Borrowers shall pay to each Bank on the last day of each Interest Period for any LIBO Rate Loan so long as such Bank may be required to maintain reserves against Eurocurrency Liabilities as defined in Regulation D of the Board (or so long as such Bank may be required to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on any LIBO Rate Loan is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank which includes any LIBO Rate Loan) an additional amount (determined by such Bank and notified to the Borrowers), equal to the product of the following for each affected LIBO Rate Loan for each day during such Interest Period:

          (i) the principal amount of such affected LIBO Rate Loan outstanding on such day; and

          (ii) the remainder of (x) the product of Statutory Reserves on such date times the Applicable LIBO Rate on such day minus (y) the Applicable LIBO Rate on such day; and

          (iii) 1/360.

Each Bank shall separately bill the Borrowers directly for all amounts claimed pursuant to this Section 2.11(a).

     (b) Notwithstanding any other provision herein, if after the Closing Date any change in condition or applicable law or regulation or in the interpretation or administration thereof (whether or not having the force of law and including, without limitation, Regulation D of the Board) by any Governmental Authority charged with the administration or interpretation thereof shall occur which shall:

          (i) subject any Bank (which shall for the purpose of this Section include any assignee or lending office of any Bank) to any tax of any kind whatsoever with respect to its LIBO Rate Loans or other fees or amounts payable hereunder or change the basis of taxation of any of the foregoing (other than taxes (including Non-Excluded Taxes) described in Section 2.17 and other than any franchise tax or tax or other similar governmental charges, fees or assessments based on the overall net income of such Bank by the U.S. Federal government or by any jurisdiction in which such Bank maintains an office, unless the presence of such office is solely attributable to the enforcement of any rights hereunder or under any Security Document with respect to an Event of Default);

          (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Bank;

          (iii) impose on any such Bank or the London Interbank Market any other condition affecting this Agreement or LIBO Rate Loans made by such Bank; or

          (iv) impose upon any Bank any other condition with respect to any amount paid or to be paid by any Bank with respect to its LIBO Rate Loans or this Agreement;

and the result of any of the foregoing shall be to increase the cost to any Bank of making or maintaining its LIBO Rate Loans or Commitment hereunder, or to reduce the amount of any sum (whether of principal, interest or otherwise) received or receivable by such Bank or to require such Bank to make any payment, in respect of any such Loan, in each case by or in an amount which such Bank in its sole judgment shall deem material, then the Borrower to which such Loan was made shall pay to such Bank on demand such an amount or amounts as will compensate the Bank for such additional cost, reduction or payment.

     (c) If any Bank shall have determined that the applicability of any law, rule, regulation, agreement or guideline adopted after the Closing Date regarding capital adequacy, or any change after the Closing Date in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration of any of the foregoing by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) or any Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority made or issued after the Closing Date, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement or the Loans made pursuant hereto to a level below that which such Bank or such Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time the Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered.

     (d) If and on each occasion that a Bank makes a demand for compensation pursuant to paragraph (a), (b) or (c) above, or under
Section 2.17 (it being understood that a Bank may be reimbursed for any specific amount under only one such paragraph or Section) the Borrowers may, upon at least three Business Days' prior irrevocable written or telex notice to each of such Bank and the Administrative Agent, in whole permanently replace the Commitment of such Bank; provided that such notice must be given not later than the 90th day following the date of a demand for compensation made by such Bank; and provided that the
Borrowers shall replace such Commitment with the Commitment of a commercial bank satisfactory to the Administrative Agent. Such notice from the Borrowers shall specify an effective date for the termination of such Bank's Commitment which date shall not be later than the 180th day after the date such notice is given. On the effective date of any termination of such Bank's Commitment pursuant to this clause (d), the Borrowers shall pay to the Administrative Agent for the account of such Bank (A) any Commitment Fees on the amount of such Bank's Commitment so terminated accrued to the date of such termination, (B) the principal amount of any outstanding Loans held by such Bank plus accrued interest on such principal amount to the date of such termination and (C) the amount or amounts requested by such Bank pursuant to clause (a), (b) or
(c) above or Section 2.17, as applicable. The Borrowers will remain liable to such terminated Bank for any loss or expense that such Bank may sustain or incur as a consequence of such Bank's making any LIBO Rate Loan or any part thereof or the accrual of any interest on any such Loan in accordance with the provisions of this Section 2.11(d) as set forth in
Section 2.13. Upon the effective date of termination of any Bank's Commitment pursuant to this Section 2.11(d) such Bank shall cease to be a "Bank" hereunder; provided that no such termination of any such Bank's Commitment shall affect (i) any liability or obligation of the Borrowers or any other Bank to such terminated Bank which accrued on or prior to the date of such termination or (ii) such terminated Bank's rights hereunder in respect of any such liability or obligation.

     (e) A certificate of a Bank (or Transferee) setting forth such amount or amounts as shall be necessary to compensate such Bank (or Transferee) as specified in paragraph (a), (b) or (c) (and in the case of paragraph (c), such Bank's holding company) above or Section 2.17, as the case may be, shall be delivered as soon as practicable to the Borrowers, and in any event within 90 days of the change giving rise to such amount or amounts, and shall be conclusive absent manifest error. The appropriate Borrower shall pay each Bank the amount shown as due on any such certificate within 15 days after its receipt of the same. In preparing such a certificate, each Bank may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable. The failure of any Bank (or Transferee) to give the required 90 day notice shall excuse the Borrowers from their obligations to pay additional amounts pursuant to such Sections incurred for the period that is 90 days or more prior to the date such notice was required to be given.

     (f) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction  in return on capital within the 90 days required  pursuant  to
Section 2.11(e) shall not constitute a waiver of such Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital for any period after the date that is 90 days prior to the date of the delivery of demand for compensation. The protection of this Section 2.11 shall be available to each Bank regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which shall have occurred or been imposed. No Borrower shall be required to make any additional payment to any Bank pursuant to Section 2.11(a) or
(b) in respect of any such cost, reduction or payment that could be avoided by such Bank in the exercise of reasonable diligence, including a change in the lending office of such Bank if possible without material cost to such Bank. Each Bank agrees that it will promptly notify the Borrowers and the Administrative Agent of any event of which the responsible account officer shall have knowledge which would entitle such Bank to any additional payment pursuant to this Section 2.11. The Borrowers agree to furnish promptly to the Administrative Agent official receipts evidencing any payment of any tax.

     SECTION 2.12. Change in Legality. (a) Notwithstanding anything to the contrary herein contained, if after the Closing Date any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Bank to make or maintain any LIBO Rate Loan or to give effect to its obligations as contemplated hereby with respect to any LIBO Rate Loan, then, by written notice to the Borrowers and to the Administrative Agent, such Bank may:

          (i) declare that LIBO Rate Loans will not thereafter (for the duration of such unlawfulness or impracticality) be made by such Bank hereunder, whereupon the Borrowers shall be prohibited from requesting LIBO Rate Loans from such Bank hereunder unless such declaration is subsequently withdrawn; and

          (ii) require that all outstanding LIBO Rate Loans made by it be converted to Reference Rate Loans, in which event (A) all such LIBO Rate Loans shall be automatically converted to Reference Rate Loans as of the end of the applicable Interest Period, unless an earlier conversion date is legally required, (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted LIBO Rate Loans shall instead be applied to repay the Reference Rate Loans resulting from the conversion of such LIBO Rate Loans and (C) the Reference Rate Loans resulting from the conversion of such LIBO Rate Loans shall be prepayable only at the times the converted LIBO Rate Loans would have been prepayable, notwithstanding the provisions of Section 2.9.

     (b) Before giving any notice to the Borrowers and the Administrative Agent pursuant to this Section 2.12, such Bank shall designate a different LIBOR Office if such designation will avoid the need for giving such notice and will not in the judgment of such Bank, be otherwise disadvantageous to such Bank. For purposes of Section 2.12(a), a notice to the Borrowers by any Bank shall be effective on the date of receipt by the Borrowers.

     SECTION 2.13. Indemnity. Each Borrower shall indemnify each Bank against any funding, redeployment or similar loss or expense which such Bank may sustain or incur as a consequence of (a) any event, other than a default by such Bank in the performance of its obligations hereunder, which results in (i) such Bank receiving or being deemed to receive any amount on account of the principal of any LIBO Rate Loan prior to the end of the Interest Period in effect therefor (any of the events referred to in this clause (i) being called a "Breakage Event") or (ii) any Loan to be made by such Bank not being made after notice of such Loan shall have been given by such Borrower hereunder or (b) any default in the making of any payment or prepayment of any amount required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Bank, of (i) its cost of obtaining funds for the Loan which is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or which would have been in effect) for such Loan over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid or converted or not borrowed, continued or converted by making a LIBO Rate Loan in such principal amount and with a maturity comparable to such period. A certificate of any Bank setting forth any amount or amounts which such Bank is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error.

     SECTION 2.14. Pro Rata Treatment. Except as permitted under any of Sections 2.8(b), 2.11, 2.12, 2.13 or 2.17, each borrowing under each type of Loan, each payment or prepayment of principal of the Loans, each payment of interest on the Loans, each other reduction of the principal or interest outstanding under the Loans, however achieved, including by setoff by any Person, each payment of the Commitment Fees, each reduction of the Commitments and each conversion or continuation of Loans shall be allocated pro rata among the Banks in the proportions that their respective Commitments bear to the Total Commitment (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Bank agrees that in computing such Bank's portion of any borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Bank's percentage of such borrowing to the next higher or lower whole Dollar amount.

     SECTION 2.15. Sharing of Setoffs. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means obtain payment (voluntary or involuntary) in respect of any Loan of any Borrower held by it as a result of which the unpaid principal portion of the Loans of such Borrower held by it shall be proportionately less than the unpaid principal portion of the Loans of such Borrower held by any other Bank (other than as permitted under any of Sections 2.8(b), 2.11, 2.12, 2.13 or 2.17), it shall be deemed to have simultaneously purchased from such other Bank at face value, and shall promptly pay to such other Bank the purchase price for, a participation in the Loans of such Borrower held by such other Bank, so that the aggregate unpaid principal amount of the Loans of such Borrower and participation in Loans of such Borrower held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Loans of such Borrower then outstanding as the principal amount of the Loans of such Borrower held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Loans of such Borrower outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.15 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. To the fullest extent permitted by applicable law, each Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in a Loan of either Borrower deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower hereunder to such Bank as fully as if such Bank had made a Loan directly to such Borrower in the amount of such participation.

     SECTION 2.16. Payments. (a) Except as otherwise provided in this Agreement, all payments and prepayments to be made by either Borrower to the Banks hereunder, whether on account of Commitment Fees, payment of principal or interest on the Promissory Notes or other amounts at any time owing hereunder or under any other Loan Document, shall be made to the Administrative Agent at its office at 270 Park Avenue, New York, New York, for the account of the several Banks in immediately available funds. All such payments shall be made to the Administrative Agent as aforesaid not later than 10:30 a.m., New York City time, on the date due; and funds received after that hour shall be deemed to have been received by the Administrative Agent on the following Business Day.

     (b) As promptly as possible, but no later than 2:00 p.m., New York City time, on the date of each borrowing, each Bank participating in the Loans made on such date shall pay to the Administrative Agent such Bank's Applicable Percentage of such Loan plus, if such payment is received by the Administrative Agent after 2:00 p.m., New York City time, on the date of such borrowing, interest at a rate per annum equal to the rate in effect on such day, quoted by the Administrative Agent at its office at 270 Park Avenue, New York, New York, for the overnight "sale" to such Bank of Federal funds. At the time of, and by virtue of, such payment, such Bank shall be deemed to have made its Loan in the amount of such payment. The Administrative Agent agrees to pay any moneys, including such interest, so paid to it by the lending Banks promptly, but no later than 3:00 p.m., New York City time, on the date of such borrowing, to the appropriate Borrower in immediately available funds.

     (c) If any payment of principal, interest, Commitment Fee or any other amount payable to the Banks hereunder or under any Promissory Note shall fall due on a day that is not a Business Day, then (except in the case of payments of principal of or interest on LIBO Rate Loans, in which case such payment shall be made on the next preceding Business Day if the next succeeding Business Day would fall in the next calendar month) such due date shall be extended to the next succeeding Business Day, and interest shall be payable on principal in respect of such extension.

     (d) Unless the Administrative Agent shall have been notified by the Borrowers prior to the date on which any payment or prepayment is due hereunder (which notice shall be effective upon receipt) that the Borrowers do not intend to make such payment or prepayment, the Administrative Agent may assume that the Borrowers have made such payment or prepayment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Bank on such date an amount equal to the portion of such assumed payment or prepayment such Bank is entitled to hereunder, and, if the Borrowers have not in fact made such payment or prepayment to the Administrative Agent, such Bank shall, on demand, repay to the Administrative Agent the amount made available to such Bank, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to such Bank and ending on (but excluding) the date such Bank repays such amount to the Administrative Agent, at a rate per annum equal to the rate, determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).

     (e) All payments of the principal of or interest on the Loans or any other amounts to be paid to any Bank or the Administrative Agent under this Agreement or any of the other Loan Documents shall be made in Dollars, without reduction by reason of any currency exchange expense.

     SECTION 2.17. U.S. Taxes. (a) Any and all payments by any Borrower hereunder shall be made, in accordance with Section 2.16, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed by the United States or any political subdivision thereof, excluding taxes imposed on the net income of an Agent or any Bank (or Transferee) and franchise taxes of an Agent or any Bank (or Transferee), as applicable, as a result of a connection between the jurisdiction imposing such taxes and such Agent or such Bank (or Transferee), as applicable, other than a connection arising solely from such Agent or such Bank (or Transferee), as applicable, having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Non-Excluded Taxes"). If any Borrower shall be required by law to deduct any Non-Excluded Taxes from or in respect of any sum payable hereunder to the Banks (or any Transferee) or an Agent,
(i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) such Bank (or Transferee) or an Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made,
(ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law; provided, however, that no Transferee of any Bank shall be entitled to receive any greater payment under this Section 2.17 than such Bank would have been entitled to receive with respect to the rights assigned, participated or otherwise transferred unless such assignment, participation or transfer shall have been made at a time when the circumstances giving rise to such greater payment did not exist.

     (b) In addition, the Borrowers agree to bear and to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other similar excise taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document and any property taxes that arise from the enforcement of this Agreement or any other Loan Document ("Other Taxes").

     (c) The Borrowers will indemnify each Bank (or Transferee) and each Agent for the full amount of Non-Excluded Taxes and Other Taxes (including Non-Excluded Taxes or Other Taxes imposed on amounts payable under this Section 2.17) paid by such Bank (or Transferee) or such Agent, as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability prepared by a Bank or Agent, or the Administrative Agent on behalf of such Bank or Agent, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date such Bank (or Transferee) or such Agent, as the case may be, makes written demand therefor.

     (d) Within 30 days after the date of any payment of Non-Excluded Taxes or Other Taxes by any Borrower to the relevant Governmental Authority, such Borrower will furnish to the Administrative Agent, at its address referred to on the signature page, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

     (e) At the time it becomes a party to this Agreement or a Transferee, each Bank (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall (in the case of a Transferee, subject to the immediately succeeding sentence) deliver to the Borrowers either a valid and currently effective Internal Revenue Service Form 1001 or Form 4224 or, in the case of a Bank (or Transferee) claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent version thereof or successors thereto, (and if such Bank (or Transferee) delivers a Form W-8, a certificate representing that such Bank (or Transferee) is not a bank for purposes of
Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrowers and is not a controlled foreign corporation related to the Borrowers (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Bank (or Transferee) establishing that such payment is
(i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Bank (or Transferee) of a trade or business in the United States or
(ii) totally exempt from (or in case of a Transferee, entitled to a reduced rate of) United States Federal withholding tax. Notwithstanding any other provision of this Section 2.17(e), no Transferee shall be required to deliver any form pursuant to this Section 2.17(e) that such Transferee is not legally able to deliver. In addition, each Bank (or Transferee) shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered, but only, in such case, to the extent such Bank (or Transferee) is legally able to do so.

     (f)  Notwithstanding anything to  the  contrary  contained  in  this
Section 2.17, no Borrower shall be required to pay any additional amounts to any Bank (or Transferee) in respect of United States Federal withholding tax pursuant to paragraph (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank (or Transferee) to comply with the provisions of paragraph (e) above.

     (g) Any Bank (or Transferee) claiming any additional amounts payable pursuant to this Section 2.17 shall use reasonable efforts
(consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrowers or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Bank, be otherwise disadvantageous to such Bank (or Transferee).

     (h) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this
Section 2.17 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

     (i) Nothing contained in this Section 2.17 shall require any Bank (or Transferee) or the Administrative Agent to make available any of its income tax returns (or any other information that it deems to be confidential or proprietary).


                           ARTICLE III

                  Representations and Warranties

     SECTION 3.1. Representations and Warranties. As of the Funding Date and each other date upon which such representations and warranties are required to be made or deemed made pursuant to Section 6.1(i),
(i) FTX represents and warrants with respect to itself and (ii) FTX and FRP jointly and severally represent and warrant with respect to FRP, in each case to each of the Banks, as follows:

          (a) Organization, Powers. Each Borrower (i) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, and (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not have a material adverse effect on its condition, financial or otherwise. Each Borrower has the power to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is or is to be a party, to borrow hereunder and to execute and deliver any Promissory Notes to be delivered by it. Each Borrower has all requisite corporate or partnership power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its own assets and carry on its business as now being or as proposed to be conducted.

          (b) Authorization. The execution, delivery and performance of this Agreement (including, without limitation, performance of the obligations set forth in Section 5.1(k)) and the other Loan Documents to which each Borrower is or is to be, a party and the borrowings hereunder (i) have been duly authorized by all requisite corporate or partnership and, if required, stockholder or partner, action on the part of each Borrower, as the case may be, and
     (ii) will not (A) violate (x) any Governmental Rule or the certificate or articles of incorporation or limited partnership or other constitutive documents or the By-laws, partnership agreement or regulations of such Person or (y) any provisions of any indenture, agreement or other instrument to which such Person is a party, or by which such Person or any of their respective properties or assets are or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in (ii)(A)(y) above or (C) result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any property or assets of such Person, except as contemplated by the Security Agreements.

          (c) Governmental Approvals. Except for those consents, approvals and registrations listed on Schedule IV hereto, each of which has been obtained and is in full force and effect, no registration with or consent or approval of, or other action by, any Governmental Authority is or will be required in connection with the execution, delivery and performance by either Borrower of this Agreement or any other Loan Document to which it is, or is to be, a party or the borrowings hereunder by either Borrower. Other than routine authorizations, permissions or consents which are of a minor nature and which are customarily granted in due course after application or the denial of which would not materially adversely affect the business, financial condition or operations of either Borrower, such Person has all franchises, licenses, certificates, authorizations, approvals or consents from all national, state and local governmental and regulatory authorities required to carry on its business as now conducted and as proposed to be conducted.

          (d) Enforceability. This Agreement and each of the other Loan Documents to which it is a party constitutes a legal, valid and binding obligation of each Borrower, in each case enforceable in accordance with its respective terms (subject, as to the enforcement of remedies against such Person, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights against such Person generally in connection with the bankruptcy, reorganization or insolvency of such Person or a moratorium or similar event relating to such Person).

          (e) Financial Statements. FTX has heretofore furnished to each of the Banks consolidated balance sheets and statements of operations and changes in retained earnings and cash flow as of and for the fiscal years ended December 31, 1994 and 1995, all audited and certified by Arthur Andersen LLP, independent public accountants, included in FTX's Annual Report on Form 10-K for the year ended December 31, 1995 (the "1995 Form 10-K"), and unaudited consolidated balance sheets and statements of operations and cash flow as of and for the fiscal quarter ended June 30, 1996 included in FTX's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996. In addition, FRP has heretofore furnished to each of the Banks consolidated balance sheets and statements of operations and cash flow for FRP as of and for the fiscal years ended December 31, 1994 and 1995, all audited and certified by Arthur Andersen LLP and unaudited consolidated balance sheets and statements of operations and cash flow for FRP as of and for the fiscal quarter ended June 30, 1996. All such balance sheets and statements of operations and cash flow present fairly the financial condition and results of operations of FTX and its Subsidiaries or of FRP and its Subsidiaries, as applicable, as of the dates and for the periods indicated. Such financial statements and the notes thereto disclose all material liabilities, direct or contingent, of FTX and its Subsidiaries or of FRP and its Subsidiaries, as applicable, as of the dates thereof which are required to be disclosed in the footnotes to financial statements prepared in accordance with GAAP. The financial statements referred to in this Section 3.1(e) have been prepared in accordance with GAAP. There has been no material adverse change since December 31, 1995, in the businesses, assets, operations, prospects or condition, financial or otherwise, of
     (i) FTX, (ii) FRP, (iii) FTX and its Subsidiaries taken as a whole or (iv) FRP and its Subsidiaries taken as a whole.

          (f) Litigation; Compliance with Laws; etc. (i) Except as disclosed in the 1995 Form 10-K and any subsequent reports filed as of 20 days prior to the Closing Date with the SEC on Form 10-Q or Form 8-K which have been delivered to the Banks, there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of the Borrowers, threatened against or affecting the Borrowers or any Subsidiary or the businesses, assets or rights of the Borrowers or any Subsidiary
     (i) which involve this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or any collateral for the Loans or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, materially impair the ability of FTX or FRP to conduct its business substantially as now conducted, or materially and adversely affect the businesses, assets, operations, prospects or condition, financial or otherwise, of FTX or FRP, or impair the validity or enforceability of, or the ability of FTX or FRP to perform its obligations under, this Agreement or any of the other Loan Documents to which it is a party.

          (ii) Neither the Borrowers nor any Subsidiary is in violation of any Governmental Rule, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of Governmental Authority, where such violation or default could result in a Material Adverse Effect.

          (g) Title, etc. The Borrowers and the Subsidiaries have good and valid title to their respective material properties, assets and revenues (exclusive of oil, gas and other mineral properties on which no development or production activities are being conducted following discovery of commercially exploitable reserves), in the case of the Borrowers and their Restricted Subsidiaries, free and clear of all Liens except such Liens as are permitted by
     Section 5.2(d) and except for covenants, restrictions, rights, easements and minor irregularities in title which do not individually or in the aggregate interfere with the occupation, use and enjoyment by the respective Borrower or the respective Restricted Subsidiary of such properties and assets in the normal course of business as presently conducted or materially impair the value thereof for use in such business.

          (h)  Federal    Reserve    Regulations;    Use   of   Proceeds.
     (i) Neither of the Borrowers nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

          (ii)  No  part  of  the  proceeds  of  the  Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including, without limitation, Regulations G, U or X thereof.

          (iii) Each Borrower will use the proceeds of all Loans made to it to refinance borrowings by it under the Existing Credit Agreement and for its ongoing general corporate purposes and for acquisition transactions permitted hereunder (including acquisitions of FRP units).

          (iv) As of the Funding Date (A) the collateral subject to the FTX Security Agreement (1) constitutes Margin Stock with a current market value (within the meaning of Regulation U) at least equal to twice the aggregate amount of credit secured, directly or indirectly (within the meaning of Regulation U), by such Margin Stock on such date or (2) constitutes collateral which is not Margin Stock ("Other Collateral") with a current market value (within the meaning of Regulation U) at least equal to twice the aggregate amount of credit secured, directly or indirectly (within the meaning of Regulation U), by such Other Collateral (including, in each case, as credit secured for such purpose the entire amount of the Commitments to make Loans to FTX), and (B) there are no Liens on such Margin Stock or such Other Collateral, as the case may be (other than those created by the FTX Security Agreement).

          (i) Taxes. The Borrowers and the Subsidiaries have filed or caused to be filed all material Federal, state, local and foreign tax returns which are required to be filed by them, and have paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by any of them, other than any taxes or assessments the validity of which the relevant Borrower or Subsidiary is contesting in good faith by appropriate proceedings, and with respect to which the relevant Borrower or Subsidiary shall, to the extent required by GAAP, have set aside on its books adequate reserves.

          (j) Employee Benefit Plans. Each of the Borrowers and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could materially and adversely affect the financial condition and operations of the Borrowers and the ERISA Affiliates, taken as a whole. The present value of all benefit liabilities under each Plan, determined on a plan termination basis (based on those assumptions used for financial disclosure purposes in accordance with Statement of Financial Accounting Standards No. 87 of the Financial Accounting Standards Board ("SFAS 87") did not, as of the last annual valuation date applicable thereto, exceed by more than $5,000,000 the value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans, determined on a plan termination basis (based on those assumptions used for financial disclosure purposes in accordance with SFAS 87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $5,000,000 the value of the assets of all such underfunded Plans.

          (k) Investment Company Act. Neither Borrower nor any Subsidiary is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended from time to time.

          (l) Public Utility Holding Company Act. Neither Borrower nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended from time to time.

          (m) Subsidiaries. Schedule III constitutes a complete and correct list, as of the Closing Date or the date of any update thereof required by Section 5.1(a)(5), of all Restricted Subsidiaries with at least $1,000,000 in total assets, indicating the jurisdiction of incorporation or organization of each corporation or partnership and the percentage of shares or units owned on such date directly or indirectly by FTX in each. Each entity shown as a parent company owns on such date, free and clear of all Liens (other than the Liens required or permitted by Section 3.1(o) and Section 5.2(d)(iii), (iv) and (viii)), the percentage of voting shares or partnership interests outstanding of its Restricted Subsidiaries shown on Schedule III, and all such shares or partnership interests are validly issued and fully paid.

          (n) Environmental Matters. (1) The properties owned or operated by the Borrowers and their Subsidiaries and by IMC-Agrico (the "Properties") and all operations of the Borrowers and their Subsidiaries and IMC-Agrico are in compliance, and in the last three years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

               (2) there have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Borrowers or their Subsidiaries or IMC-Agrico, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

               (3) neither the Borrowers nor any of their Subsidiaries nor IMC-Agrico has received any notice of an Environmental Claim in connection with the Properties or the operations of the Borrowers or their Subsidiaries or IMC-Agrico or with regard to any Person whose liabilities for environmental matters the Borrowers or their Subsidiaries or IMC-Agrico has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do the Borrowers or their Subsidiaries have reason to believe that any such notice will be received or is being threatened; and

               (4) Hazardous Materials have not been transported from the
          Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability under any Environmental Law, nor have the Borrowers or their Subsidiaries or IMC-Agrico retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     The representations set forth in this Section 3.1(n) with respect to IMC-Agrico are given to the best knowledge after due inquiry of the Borrowers and their Subsidiaries (which shall be deemed to include the actual knowledge of Crescent Technology, Inc.).

          (o) Security Documents. (i) The FTX Security Agreement is effective to create in favor of the FTX Collateral Agent, for the ratable benefit of the parties to the FTX Intercreditor Agreement, a legal, valid and enforceable security interest in the Shared Collateral (as defined in the FTX Security Agreement); the Shared Collateral has been delivered to the FTX Collateral Agent on or before the Funding Date and the FTX Security Agreement constitutes a fully perfected first priority Lien on, and security interests in, all right, title and interest of the pledgors thereunder in such Shared Collateral and the proceeds thereof, in each case prior and superior in right to any other Person subject to the restriction on conversion of Unit Equivalents referred to in Section 5.2(d)(viii).

          (ii) At all times when it shall be required hereunder, the FRP Security Agreement shall be effective to create in favor of the FRP Collateral Agent, for the ratable benefit of the Banks, a legal, valid and enforceable security interest in the Collateral (as defined in the FRP Security Agreement) and, if such filing is required under applicable law, when financing statements in appropriate form are filed in the appropriate offices, the FRP Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantor thereunder in such Collateral and the proceeds thereof, in each case prior and superior in right to any other Person, except, with respect to the FRP Security Agreement as in effect prior to the First Restatement Closing Date, as provided in Articles 34, 35 and 36 of the FRP Security Agreement.

          (p) No Material Misstatements. No information, report (including any exhibit, schedule or other attachment thereto or other document delivered in connection therewith), financial statement, exhibit or schedule prepared or furnished by either Borrower to the Administrative Agent or any Bank in connection with this Agreement or any of the other Loan Documents or included therein or any information provided to Cravath, Swaine & Moore in connection with the preparation of the environmental due diligence summary memorandum referred to in paragraph (m) of Article IV contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, taken as a whole in the light of the circumstances under which they were made, not misleading.


                            ARTICLE IV

                Conditions to Initial Credit Event

     Subject to satisfaction of the conditions to each Credit Event required by Section 6.1, the Borrowers may not borrow Loans hereunder until the first date (the "Funding Date") upon which the following conditions have been satisfied:

          (a) Each Bank shall have received its duly executed Promissory Notes complying with the provisions of Section 2.4.

          (b) The Administrative Agent and the Documentary Agent shall have received, on behalf of themselves and the Banks, a favorable written opinion of (i) the General Counsel of FTX, substantially to the effect set forth in Exhibit H, (ii) Davis Polk & Wardwell, counsel for the Borrowers, substantially to the effect set forth in
     Exhibit I and (iii) Liskow & Lewis, special Louisiana counsel for the Borrowers, substantially to the effect set forth in Exhibit J, in each case (A) dated the Funding Date, (B) addressed to the Agents and the Banks, and (C) covering such other matters relating to the Restructuring, the Loan Documents and the transactions contemplated thereby as the Administrative Agent and the Documentary Agent shall reasonably request, and the Borrowers hereby instruct such counsel to deliver such opinions.

          (c) All legal matters incident to this Agreement, the borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Banks and to Cravath, Swaine & Moore, special counsel for the Agents.

          (d) The Administrative Agent and the Documentary Agent shall have received (i) a copy of the certificate of incorporation or partnership certificate (as applicable), including all amendments thereto, of each Borrower, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Borrower as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Borrower dated the Funding Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or partnership agreement (as applicable) of such Borrower as in effect on the Funding Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Borrower (in the case of FRP, the Board of Directors of its managing general partner) authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation and by-laws or partnership certificate and partnership agreement (as applicable) of such Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above or the date of the certificate furnished pursuant to clause
     (ii) above, as applicable, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such
     Borrower; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and
     (iv) such other documents as the Banks or Cravath, Swaine & Moore, special counsel for the Agents, may reasonably request.

          (e) The Administrative Agent and the Documentary Agent shall have received a certificate, dated the Funding Date and signed by a Financial Officer of each Borrower, confirming compliance with the conditions precedent set forth in paragraphs (i) and (iii) of
     Section 6.1.

          (f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Funding Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.

          (g) The FTX Security Agreement shall have been duly executed by the parties thereto and delivered to the FTX Collateral Agent and shall be in full force and effect, and the Unit Equivalents (as defined in the FRP Partnership Agreement) in FRP owned by FTX and required to be pledged under the FTX Security Agreement shall have been duly and validly pledged thereunder to the FTX Collateral Agent for the ratable benefit of the parties to the FTX Intercreditor Agreement.

          (h) The FRP Security Agreement shall have been duly executed by the parties thereto and shall have been delivered to the FRP Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the FRP Collateral Agent for the benefit of the Banks a valid, legal and perfected first-priority security interest in and lien on the Collateral described in such agreement (subject only to the Liens described in Section 5.2(d)(viii) of the FRP Security Agreement and Articles 34, 35 and 36 of the FRP Security Agreement and Schedule A to the FRP Security Agreement) shall have been delivered to the FRP Collateral Agent.

          (i) The Restructuring shall have been completed on a generally tax-free basis (subject to exceptions approved by the Administrative Agent and the Documentary Agent), including arrangements in connection with the Restructuring with respect to existing indebtedness of FTX, FRP, FCX and FI, all on terms substantially the same as those described in Schedule XI or otherwise satisfactory to the Required Banks (including all tax, accounting, corporate and partnership matters), and the Administrative Agent and the Documentary Agent shall have received satisfactory opinions of counsel with respect to the Restructuring, its tax status and related matters as they shall reasonably request.

          (j) In connection with the Restructuring, all Debt of FTX shall have been repaid and cancelled (or, in the case of the Existing Credit Agreement, refunded by borrowings hereunder) and all Guarantees of Debt by FTX (other than the Guarantees referred to in Section 5.2(g)(xi)) shall have been released.

          (k) Closing and satisfaction of the conditions to initial borrowing under a new $200,000,000 Chemical/Chase Bank credit facility for FI and FCX and the amendment and restatement of the existing $550,000,000 Chemical/Chase Bank credit facility for FI shall have occurred substantially simultaneously with the Funding Date.

          (l) All outstanding loans under the Existing Credit Agreement shall have been repaid in full and the Existing Credit Agreement and the commitments of the banks party thereto shall have been terminated.

          (m) The Administrative Agent shall have received an environmental due diligence summary memorandum in form, scope and substance reasonably satisfactory to the Banks, from Cravath, Swaine & Moore as to certain environmental hazards, liabilities or Remedial Action to which IMC-Agrico, the Borrowers or their Subsidiaries may be subject.

          (n) The Borrowers shall have delivered to the Administrative Agent statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

          (o) The Stock Purchase Agreement shall be in full force and effect in the form as in effect on the Closing Date or as amended as permitted by Section 5.2(t).


                            ARTICLE V

                            Covenants

     SECTION 5.1. Affirmative Covenants of the Borrowers. Each of the Borrowers covenants and agrees with each Bank and Agent that from and after the Funding Date and so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, that, unless the Required Banks otherwise provide prior written consent:

          (a) Financial Statements, etc. The Borrowers shall furnish each Bank:

               (1) within 95 days  after  the  end of each fiscal year, a consolidated balance sheet of such Borrower and its Subsidiaries and of IMC-Agrico as at the close of such fiscal year and consolidated statements of operation and changes in retained earnings or partners' capital and cash flow of it and its Subsidiaries and of IMC-Agrico for such year, with the opinion thereon of Arthur Andersen LLP (Ernst & Young LLP, in the case of IMC-Agrico) or other independent public accountants of national standing selected by it or IMC-Agrico, as applicable, to the effect that such consolidated financial statements fairly present the financial condition and results of operations of such Borrower and IMC-Agrico, as applicable, on a consolidated basis in accordance with GAAP consistently applied, except as disclosed in such auditor's report;

               (2) within 50 days after the end of each of the first three quarters of each of its fiscal years, a consolidated balance sheet of such Borrower and its Subsidiaries and of IMC-Agrico as at the end of such quarter and consolidated statements of income of it and its Subsidiaries and of IMC-Agrico, for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, certified in the case of each Borrower by a Financial Officer of FTX as fairly presenting the financial condition and results of operations of the Borrowers on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

               (3) promptly after their becoming available, (a) copies of all financial statements, reports and proxy statements which such Borrower shall have sent to its stockholders or unitholders generally, (b) copies of all registration statements (excluding registration statements relating to employee benefit plans) and regular and periodic reports, if any, which it shall have filed with the SEC, or any governmental agency substituted therefor, and (c) if requested by any Bank, copies of each annual report filed with any Governmental Authority pursuant to ERISA with respect to each Plan of such Borrower or any of the Subsidiaries;

               (4) promptly upon the occurrence of any Default or Event of Default, the occurrence of any default under any other Loan Document, the commencement of any proceeding regarding the Borrowers or any of their Subsidiaries or IMC-Agrico under any Federal or state bankruptcy law, any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, notice thereof, describing the same in reasonable detail;

               (5) at the time of provision of the financial statements referred to in clauses (1) and (2) above, an update of
          Schedule III  to   correct,   add   or   delete   any  required
          information; and

               (6) from time to time, such further information regarding the business, affairs and financial condition of the Borrowers or any Subsidiary or IMC-Agrico as any Bank may reasonably request.

     At the time the Borrowers furnish financial statements pursuant to the foregoing clauses (1) and (2), FRP will also furnish each Bank a certificate signed by its Treasurer or other authorized Financial Officer setting forth the calculation of: (a) its current ratio as determined in accordance with Section 5.2(e), (b) its EBITDA Ratio as determined in accordance with Section 5.2(f) and (c) its Debt to Capital Ratio determined in accordance with Section 5.2(h) and the Borrowers will furnish a certificate by their Treasurers or other authorized Financial Officer certifying that no Default or Event of Default has occurred, or if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto.

          (b) Taxes and Claims. The Borrowers shall, and shall cause each of its Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies, imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date on which material penalties attach thereto; provided that neither Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge or levy, the payment of which is being contested in good faith by proper proceedings and with respect to which such Borrower or such Subsidiary shall have, to the extent required by GAAP, set aside on its books adequate reserves and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

          (c) Maintenance of Existence; Conduct of Business. Each Borrower shall preserve and maintain its corporate or partnership existence and all its rights, privileges and franchises necessary or desirable in the normal conduct of its business; provided that nothing herein shall prevent any transaction permitted by
     Section 5.2(c).

          (d) Compliance with Applicable Laws. Each Borrower shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, a breach of which would materially and adversely affect its consolidated financial condition or business, except where contested in good faith and by proper proceedings and with respect to which such Borrower or Subsidiary shall have, to the extent required by GAAP, set aside on its books adequate reserves.

          (e) Litigation. The Borrowers shall promptly give to each Bank notice in writing of all litigation and all proceedings before any Governmental Authority or arbitration authorities affecting the Borrowers or any Subsidiary or IMC-Agrico, except those which, if adversely determined, do not relate to the Loan Documents and which would not have a material adverse effect on the business, assets, operations or financial condition of the Borrowers or IMC-Agrico or the Borrowers' ability to comply with their obligations under the Loan Documents.

          (f) ERISA. Each Borrower shall, and shall cause each of its ERISA Affiliates to, comply in all material respects with the applicable provisions of ERISA and the Code and furnish to the Administrative Agent as soon as possible, and in any event within 30 days after any Responsible Officer of the Borrowers or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrowers in an aggregate amount exceeding $25,000,000 or requires payment exceeding $10,000,000 in any year, a statement of a Financial Officer of such Borrower setting forth details as to such ERISA Event and the action that such Borrower proposes to take with respect thereto.

          (g) Compliance with Environmental Laws. Each Borrower shall comply, and cause its Subsidiaries and all lessees and other Persons occupying the Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws; provided, however, that none of the Borrowers or any of their Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

          (h) Preparation of Environmental Reports. If a default caused by reason of a breach of Section 3.1(n) or 5.1(g) shall have occurred and be continuing, at the request of the Required Banks through the Administrative Agent, the Borrowers shall provide to Banks within 45 days after such request, at the expense of the Borrowers, an environmental site assessment report for the Properties (which are the subject of such default) prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties.

          (i) Insurance. The Borrowers and each Restricted Subsidiary shall (i) keep its insurable properties adequately insured at all times; (ii) maintain such other insurance, to such extent and against such risks, including fire, flood and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses; (iii) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it in such amount as it shall reasonably deem necessary; and
     (iv) maintain such other insurance as may be required by law.

          (j) Access to Premises and Records. The Borrowers and each Subsidiary shall maintain financial records in accordance with GAAP, and, at all reasonable times and as often as any Bank may reasonably request, permit representatives of any Bank to have access to its financial records and its premises and to the records and premises of any of its Subsidiaries and to make such excerpts from and copies of such records as such representatives deem necessary and to discuss its affairs, finances and accounts with its officers and its independent certified public accountants or other parties preparing consolidated or consolidating statements for it or on its behalf.

          (k) Further Assurances. Each Borrower shall, and shall cause its Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all further actions (including filing Uniform Commercial Code financing statements), which may be required under applicable law, or which the Required Banks, the Administrative Agent or the Documentary Agent may reasonably request, in order to effectuate the transactions contemplated by this Agreement and the other Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created by the Security Agreements. The Borrowers agree to provide such evidence as the Collateral Agents shall reasonably request as to the perfection and priority status of each such security interest and Lien.

          (l)  Covenants Regarding  FRP.   FTX shall cause FRP to perform
     the covenants relating to FRP set forth in Sections 5.1 and 5.2.

     SECTION 5.2. Negative Covenants of the Borrowers. Each of the Borrowers covenants and agrees with each Bank and Agent that, from and after the Funding Date and so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document have been paid in full, that, without the prior written consent of the Required Banks:

          (a) Conflicting Agreements. Each Borrower shall not and shall cause its Restricted Subsidiaries not to enter into any agreement with any Person containing any provision which (i) would be violated or breached by the performance of their obligations under any Loan Document or under any instrument or document delivered or to be delivered by them hereunder or thereunder or in connection herewith or therewith, (ii) would prohibit or restrict, FRP or the other Restricted Subsidiaries or IMC-Agrico in the payment of dividends or other distributions or (iii) would prohibit or restrict the ability of FTX, FRP, the other Restricted Subsidiaries or IMC-Agrico to create Liens on any of their assets (other than assets which are subject to Liens permitted pursuant to paragraphs (ii), (iii), (iv),
     (vi), (vii) and (viii) of Section 5.2(d) and extensions and renewals and replacements thereof to the extent permitted pursuant to
     Section 5.2(d)(x) and the Liens permitted by paragraphs (ii) and (v) of Section 5.2(r)); provided that IMC-Agrico may be subject to negative pledge, dividend payment and financial covenant provisions no more restrictive than those in effect on the Closing Date, and FRP may be subject to the limitations of Section 3.7 of the First Supplemental Indenture dated as of February 14, 1996, to the Senior Indenture dated as of February 1, 1996, between FRP and Chemical, as trustee, as in effect on March 1, 1996. Notwithstanding the limitations set forth in the immediately preceding sentence, FRP and any special purpose issuing Restricted Subsidiary of FRP may, in connection with the placement or issuance of additional Debt specifically permitted by Section 5.2(g)(and any refinancings or replacements of or exchanges for such additional Debt), enter into agreements containing a covenant essentially identical to that set forth in Section 3.7 of the First Supplemental Indenture referred to in the immediately preceding sentence; provided that (w) a copy of such covenant be provided to the Agents prior to the issuance of such Debt, (x) the placement or issuance of such additional Debt does not contravene any other provision of any Loan Documents, (y) the terms of such covenant are approved by the Agents if such terms are not identical to those set forth in such Section 3.7 and (z) the placement or issuance of such additional Debt does not contravene any provision of such First Supplemental Indenture to the extent that the Senior Notes (as referred to in Section 3.7 of such First Supplemental Indenture) are not wholly or permanently repaid in full.

          (b) Hedge Transactions. The Borrowers and the Restricted Subsidiaries will enter into or become obligated with respect to Hedge Agreements only in the ordinary course of business to hedge or protect against actual or reasonably anticipated exposures and not for speculation.

          (c) Consolidation or Merger; Disposition of Assets and Capital Stock. Each Borrower shall not, and shall not permit any Restricted Subsidiary or IMC-Agrico to, merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in one transaction or a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock or other ownership interests of any Restricted Subsidiary, except for (i) the investments permitted by
     Section 5.2(r), (ii) dispositions of accounts receivable and dispositions of inventory in the ordinary course of business,
     (iii) dispositions of obsolete or worn-out property, or real estate not used or useful in its business, (iv) subject to Section 5.2(o) and (p), dispositions of assets by the Borrowers or a Restricted Subsidiary to another Restricted Subsidiary or a Borrower,
     (v) subject to Section 5.2(l), dispositions of assets by a Borrower or a Restricted Subsidiary to a Third Party, (vi) to the extent permitted by Section 5.2(q), the payment of dividends in cash or kind by a Borrower or any Restricted Subsidiary, (vii) subject to
     Section 2.7(b), sale and leaseback transactions, (viii) the transactions comprising the Restructuring and (ix) investments in Permitted Investments and dispositions thereof; and except that:

               (x) the Borrowers or any Restricted Subsidiary may merge or liquidate any other Person (other than, in the case of a Restricted Subsidiary, FTX or FRP) into itself;

               (y) any Restricted Subsidiary (other than FRP) may be merged into any other Person; provided that such other Person, immediately following such merger, shall be deemed a Restricted Subsidiary; and

               (z) subject to Sections 2.7(b) and 5.2(j), the Borrowers or any Restricted Subsidiary may sell or otherwise dispose of (including by merger or consolidation) any assets or securities of any Subsidiary (other than (A) a 50.1% ownership interest in FRP on a fully diluted basis pledged pursuant to the FTX Security Agreement, (B) a 50.1% ownership interest on a fully diluted basis in Main Pass, (C) the applicable percentage ownership interest on a fully diluted basis in IMC-Agrico set forth on Schedule IX hereto (provided that Agrico LP may be replaced with another FRP Partner in accordance with the terms of this Agreement, including Section 5.2(r)(vi)), and (D) non-cash proceeds pledged as required by Section 2.7(b));

     provided, however, that in the case of a merger permitted by clause (x) above, immediately thereafter and giving effect thereto, such Borrower or, as the case may be, a Restricted Subsidiary would be the surviving Person and, in the case of a merger permitted by clause (x) or clause (y) above or of any disposition of assets or securities permitted by clause (z) above, no Default or Event of Default would, immediately thereafter and giving effect thereto, have occurred and be continuing. Each sale or other disposition permitted by clause (z) above shall be permitted only if the Borrower or the respective Restricted Subsidiary shall receive fair consideration therefor, as determined by the Board of Directors of the Borrower or of such Restricted Subsidiary, as the case may be, and certified by its Treasurer or another of its Financial Officers to the Administrative Agent. It is understood and agreed that no transaction pursuant to a Deemed Lease (as in effect on the Closing Date or as amended from time to time with the approval of the Administrative Agent) shall be considered a disposition of assets within the meaning of this Section 5.2(c).

          (d) Liens. Each Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, create, incur, assume, or suffer to exist any Lien upon any of its respective properties, revenues or assets (including stock or other securities of any Person, including any Subsidiary), now owned or hereafter acquired, except:

               (i) required margin deposits on permitted Hedge Agreements and foreign currency exchange agreements, surety and appeal bonds and materialmen's, suppliers', tax and other like Liens arising in the ordinary course of its or such Restricted Subsidiary's business securing obligations which are not overdue or are being contested in good faith by appropriate proceedings and as to which adequate reserves have been set aside on its books to the extent required by GAAP, Liens arising in connection with workers' compensation, unemployment insurance and progress payments under government contracts, and other Liens incident to the ordinary conduct of its or such Restricted Subsidiary's business or the ordinary operation of property or assets and not incurred in connection with the obtaining of any Debt or Guarantee;

               (ii) Liens on assets or properties not owned as of the Closing Date by a Borrower or any Restricted Subsidiary securing only purchase money Debt of such Borrower or such Restricted Subsidiary permitted by Section 5.2(g)(vii), which Liens are limited to the specific property the purchase of which is financed by such Debt;

               (iii) Liens, existing at the time of the acquisition by a Borrower or any Restricted Subsidiary of the majority of the capital stock or other ownership interests or substantially all of the assets of any other Person or existing at the time of the merger of any such other Person into a Borrower or a Restricted Subsidiary, on such capital stock or other ownership interests or assets so acquired or on the assets of the Person so merged into such Borrower or such Restricted Subsidiary; provided, however, that such acquisition or merger (and the discharge of such Liens referred to in the immediately succeeding proviso) shall not otherwise result in an Event of Default or Default; and provided further that all such Liens shall be discharged within 180 days after the date of the respective acquisition or merger;

               (iv) Liens in favor of the Administrative Agent or the Banks or in favor of the FTX Collateral Agent as provided in the FTX Intercreditor Agreement and the FTX Security Agreement, Liens in favor of TCB and the Pel-Tex Lenders as permitted by the FTX Intercreditor Agreement, and Liens in favor of the FRP Collateral Agent as provided in the FRP Security Agreement, all as contemplated by Section 3.1(o);

               (v) Liens listed on Schedule VIII hereto securing obligations of a Borrower or a Restricted Subsidiary under Deemed Leases (as in effect on the Closing Date or as amended from time to time with the approval of the Administrative Agent);

                (vi) Liens (as in effect on the Closing Date) securing the Pennzoil Obligations on only the related assets purchased from Pennzoil Company;

               (vii) Liens of lessors of property (in such capacity) leased by a Borrower or a Restricted Subsidiary pursuant to an Operating Lease or a permitted Capitalized Lease Obligation, which Lien in any such case is limited to the property leased thereunder;

               (viii) the reciprocal collateral mortgages and rights of first refusal granted by FRP on Main Pass to its joint venture partners, the right of first offer granted by FRP on IMC-Agrico to IMC, and the restrictions on conversion of Unit Equivalents into Depositary Units (as such terms are defined in the FRP Partnership Agreement) as in effect on the Closing Date or as modified with the consent of the Required Banks;

               (ix) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of a Borrower or any of its Subsidiaries;

               (x) extensions, renewals and replacements of Liens referred to in paragraphs (i), (ii), (iv), (vii), (viii), (ix) and (xi) of this Section 5.2(d); provided that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced; and

               (xi) Liens on equity or debt investments in Third Parties owned by FRP or FTX or a Restricted Subsidiary (which Lien in any case is limited to such pledged equity or debt investment) which secure Debt of Third Parties or other Third Party obligations (or Guarantees thereof); provided that such pledged investments were initially acquired in accordance with Section 5.2(l).

          (e) Current Ratio. FRP shall not fail to maintain, as of the last day of each fiscal quarter, consolidated current assets of FRP (excluding Nonrestricted Subsidiaries) in an amount at least equal to the amount of consolidated current liabilities of FRP (excluding Nonrestricted Subsidiaries). For purposes hereof, consolidated current assets and consolidated current liabilities shall be determined in accordance with GAAP, except that (i) investments in shares of corporations (other than shares which are, and which are held as, marketable securities) and advances to Nonrestricted Subsidiaries and other firms or companies in which FRP has a material investment, direct or indirect, or which have a direct or indirect material investment in FRP, shall not be included in current assets; (ii) current assets shall be increased by the available portion of the Commitments which, under the terms of this Agreement, will, if not sooner terminated or drawn down by either Borrower, remain outstanding for at least twelve months following the time of determination; and (iii) the current portion of long-term Debt shall not be included in current liabilities.

          (f) EBITDA Ratio. FRP shall not permit its EBITDA Ratio to be less than 1.25 to 1.00 at the end of any fiscal quarter.

          (g)   Debt.   Neither  Borrower  nor  any Restricted Subsidiary
     shall incur, create, assume or permit to exist any Debt of any of them except:

               (i) the Loans;

               (ii) $150,000,000 aggregate principal amount of FRP's 8-3/4% Senior Subordinated Notes due 2004, but not any extensions, renewals, replacements or refunding of such Debt, and $150,000,000 aggregate principal amount of the FRP Senior Notes, but not any replacement or refunding of such Debt;

               (iii)   Debt   secured   by   the   Liens   permitted   by
          Section 5.2(d)(iii); provided that such Debt is discharged within 180 days of the relevant acquisition or merger;

               (iv) unsecured recourse liabilities (not in excess of the uncollectible amounts of the accounts receivable sold) of FRP arising from the sale of accounts receivable;

               (v) unsecured loans and advances between the Restricted Subsidiaries and to the Restricted Subsidiaries from FRP;

               (vi) unsecured subordinated loans by FTX to FRP on the terms of Schedule X hereto so long as no Loans are outstanding to FTX;

               (vii) purchase money Debt of FRP secured by Liens referred to in Section 5.2(d)(ii) not in excess of the purchase price of the related asset in each individual case and not in excess of $25,000,000 principal amount for all such outstanding purchase money Debt in the aggregate;

               (viii) unsecured Debt of FRP with a maturity less than 90 days pursuant to uncommitted lines of credit with an outstanding aggregate principal amount not at any time in excess of $15,000,000, and unsecured Debt of FTX with a maturity less than 90 days pursuant to uncommitted lines of credit with an outstanding principal amount not at any time in excess of $15,000,000;

               (ix) subject to Section 2.7(b), additional Debt (including Guarantees of any Debt of a Third Party and Capitalized Lease Obligations) of FRP with an outstanding aggregate principal amount not at any time in excess of $75,000,000 which shall, except for Liens of Capitalized Lease Obligations permitted by
          Section 5.2(d)(ii) or (vii), be unsecured;

               (x) additional Debt of FRP fully subordinated to the Loans on terms approved by the Administrative Agent, the net proceeds of which shall, to the extent required by Section 2.7(b), permanently reduce the Commitments and be applied to repay any outstanding Loans;

               (xi) the Guarantee of the FM Properties Indebtedness (not in excess of $73,000,000 aggregate principal amount) by FTX pursuant to the FTX Guaranty Agreement and FTX's own direct non-principal and interest obligations (including joint and several liability with FM Properties) under the FM Credit Agreement and the documentation evidencing the other FM Properties Indebtedness;

               (xii) Debt consisting of a pledge of investments in Nonrestricted Subsidiaries permitted by Section 5.2(d)(xi); provided that such Debt is recourse solely to the investment so pledged; and

               (xiii) Debt of FTX resulting solely from its position as general partner of FRP with respect to Debt of FRP permitted by this Section 5.2(g).

          (h) Debt to Capital Ratio. FRP shall not permit its Debt to Capital Ratio to exceed 65% at the end of any fiscal quarter.

          (i) Subordinated Debt Payments. The Borrowers and the Restricted Subsidiaries shall not, directly or indirectly, make any principal payment on, or repurchase of, any subordinated debt referred to in clauses (ii) and (x) of Section 5.2(g) with proceeds of the Loans.

          (j)  Ownership of Subsidiaries.   FTX  shall  not  at  any time
     directly or indirectly own shares or units of voting stock or interests having on a fully diluted basis less than (x) 50.1% ownership interest in FRP and (y) such voting power as provides effective control of the policy and direction of FRP. FRP shall not at any time directly have less than a 50.1% interest on a fully diluted basis in Main Pass or directly or indirectly have less than the applicable ownership percentage on a fully diluted basis of IMC-Agrico set forth on Schedule IX hereto. FTX shall own its interests in FRP and IMC-Agrico (including its interest in the FRP Partner, if applicable), and FRP shall own its interests in Main Pass and IMC-Agrico (including its interest in the FRP Partner, if applicable), free and clear of all Liens, except as contemplated by
     Section 3.1(o) and Section 5.2(d)(viii). The Borrowers shall promptly notify the Administrative Agent in the event there occurs any significant decrease in such ownership of FRP by FTX and of Main Pass and IMC-Agrico by FRP below that indicated in the most recent version of Schedule III and of any decrease in such voting control or ownership percentage interest below 50.1% or the required percentage set forth on Schedule IX hereto, as applicable, in each case on a fully diluted basis. The ownership by FTX of equity interests in FRP shall be direct and not through any intervening entity. The ownership by FRP of its interests in Main Pass shall be direct and not through any intervening entity. The ownership by FRP of its interests in IMC-Agrico shall either be direct or through the FRP Partner and/or IMC-Agrico MP, Inc., and if through the FRP Partner and/or IMC-Agrico MP, Inc., the ownership by the FRP Partner of its interests in IMC-Agrico shall be direct, except for the .001% ownership interest of IMC-Agrico MP, Inc., and the ownership by IMC-Agrico MP, Inc. of its interests in IMC-Agrico shall be direct and not through any intervening entity.

          (k)  Fiscal  Year.   Each  Borrower shall not change its fiscal
     year to end on any date other than December 31.

          (l) Investments in Nonrestricted Subsidiaries and Persons Not Subsidiaries. The Borrowers and their Restricted Subsidiaries shall not make or permit to exist (x) any Guarantee by it or a Restricted Subsidiary or IMC-Agrico of the Debt of any Person which is not IMC-Agrico (but in the case of IMC-Agrico, only to the extent permitted by Section 5.2(r)) or a Restricted Subsidiary, including Nonrestricted Subsidiaries, FCX and FI (each such Person being a "Third Party") in excess of available amounts of Debt of FRP permitted under Section 5.2(g)(ix), or (y) any loans or advances to, or purchase any stock, other securities or evidences of indebtedness of, or permit to exist any investment (whether by transfer of assets or otherwise) or acquire any investment whatsoever in or any other payment for the benefit of, any Third Parties the aggregate outstanding amount of which under this clause (y) at any time exceeds by more than $75,000,000 the largest aggregate amount thereof outstanding at any time in FTX's preceding fiscal year; provided that, notwithstanding the provisions of clauses (x) and (y) above, (i) FTX (but not any Restricted Subsidiary, including FRP, nor IMC-Agrico) may Guarantee (or be jointly and severally liable with FM Properties for) the FM Properties Indebtedness as permitted by Section 5.2(g)(xi) on the terms of the agreements set forth on
     Schedule VII hereto and provide an environmental indemnity pursuant to the FM Credit Agreement, (ii) the Borrowers and the Restricted Subsidiaries may make investments as permitted under Section 5.2(r),
     (iii) FTX may make term loans of up to $10,000,000 to FM Properties and (iv) the Borrowers and the Restricted Subsidiaries may invest in Permitted Investments all of which shall not be included in the calculation of such $75,000,000 annual limit.

          (m) Federal Reserve Regulations. The Borrowers will not, and will cause their Subsidiaries not to, use the proceeds of any Loan in any manner that would result in a violation of, or be inconsistent with, the provisions of Regulations G, U or X. The Borrowers will not, and will cause their Subsidiaries not to, take any action at any time that would (A) result in a violation of the substitution and withdrawal requirements of said Regulations, in the event the same should become applicable to this Agreement or any Loan or (B) cause the representation and warranty contained in
     Section 3.1(h) at any time to be other than true and correct. In the event that the Borrowers at any time believe that there exists a reasonable possibility that they will become unable to make the representation set forth in Section 3.1(h)(iv), and alternative methods for complying the Margin Regulations in connection with this Agreement are available, the banks and the Borrowers shall promptly enter into negotiations with a view to amending this Agreement to provide for such alternative methods of compliance.

          (n) Certain Debt Agreements. FRP shall not, without the prior written consent thereto of the Required Banks, amend, supplement or change in any material manner, any of the terms or provisions of any agreement, note or other instrument governing or evidencing its 8-3/4% Senior Subordinated Notes Due 2004 which would shorten the maturity, change the amortization schedule or increase the cost of such Debt to FRP.

          (o)  FRP  Transfers.   FRP  shall not make any contribution  or
     transfer of any substantial portion of its assets to any Restricted Subsidiary other than a Wholly-Owned Restricted Subsidiary.

          (p) Transactions with Affiliates. Other than the transactions constituting the Restructuring, the Borrowers and their Restricted Subsidiaries shall not sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than among Wholly-Owned Restricted Subsidiaries), except that as long as no Default or Event of Default shall have occurred and be continuing, the Borrowers or any Restricted Subsidiary may engage in any of the foregoing transactions (i) in the case of a transaction between a Borrower or a Restricted Subsidiary of a Borrower and a non-Wholly-Owned Restricted Subsidiary, the relevant Borrower, or such Restricted Subsidiary, as the case may be, has determined that such transaction is in the best interests of such Borrower, or such Restricted Subsidiary, as the case may be, and (ii) in the case of any other transaction between a Borrower or a Restricted Subsidiary and an Affiliate which is not a Restricted Subsidiary, at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties. Notwithstanding the foregoing,
     (x) a Borrower or a Restricted Subsidiary may engage in the foregoing transactions with a Wholly Owned Restricted Subsidiary and
     (y) a Wholly Owned Restricted Subsidiary may engage in the foregoing transactions with another Wholly Owned Restricted Subsidiary.

          (q) Equity Payments. The Borrowers shall not make an Equity Payment if there is then continuing any Default or Event of Default (or a Default or Event of Default would result therefrom or exist after giving effect thereto).

          (r) Covenants Regarding IMC-Agrico. (i) The Borrowers and their Restricted Subsidiaries shall not make or permit to exist any loans or advances to, or purchase any stock, other securities or evidences of indebtedness of, or permit to exist any investment whatsoever in or make any Guarantee with respect to any such loans, advances, purchases, investments or acquisitions of interest made by any Person with respect to, or any other payment for the benefit of, IMC-Agrico the aggregate outstanding amount of which exceeds by more than $50,000,000 the largest aggregate amount thereof outstanding at any time in FTX's preceding fiscal year.

          (ii) FRP shall not permit IMC-Agrico to incur Debt in excess of $237,000,000 at any time outstanding, of which Debt owing to any Persons other than FRP, any Restricted Subsidiary of FRP, IMC and any Subsidiary of IMC ("Third Party Debt") (x) shall not at any time exceed $180,000,000 and (y) may be secured only by accounts receivable and inventory of IMC-Agrico; provided that (A) the $27,140,000 principal amount of Parish of St. James, Louisiana, 7.7% Solid Waste Disposal Revenue Bonds, Series 1992 (and any refunding thereof) may be secured by the assets securing such Bonds as of the Closing Date and (B) other Third Party Debt of IMC-Agrico not in excess of $50,000,000 aggregate principal amount may be secured by any other assets of IMC-Agrico; provided further that the Debt incurred by IMC-Agrico to finance the transactions contemplated by and on terms and conditions consistent with and as set forth in (1) the Agreement for Real Estate Purchase Option dated as of July 7, 1994, between Mississippi Chemical Corporation ("MCC") and IMC-Agrico, (2) the Agreement for Real Estate Repurchase Option dated as of July 7, 1994, between MCC and IMC-Agrico and (3) the Agreement for Real Estate Put Option dated as of July 7, 1994, between MCC and IMC-Agrico, (the documents described in the foregoing clauses
     (1) through (3), together with any other documents or instruments executed or to be executed in connection therewith or pursuant thereto being collectively referred to as the "MCC Documents") shall not exceed $57,000,000 at any time outstanding and, in connection with the incurrence of such Debt, IMC-Agrico may grant Liens on the Property and the Adjacent Property (as defined in the MCC Documents) and may agree not to further encumber the Property and the Adjacent Property, all on terms and conditions consistent with and as set forth in the MCC Documents.

          (iii) FRP (A) shall not permit the FRP Partner to agree, without the prior written consent of the Required Banks, (x) to amend Section 6.04(a), (b) or (d) or Section 6.07 of the IMC-Agrico Partnership Agreement or any defined term included in either such Section or (y) to enter into any agreement which conflicts with either Section which would in the case of either (x) or (y) dilute the control of FRP Partner or narrow the scope of the decisions subject to vote or approval by FRP Partner, (B) shall not consent to any material change in the nature of business conducted by IMC-Agrico, (C) shall notify the Administrative Agent of any proposed amendment to any of the IMC-Agrico Partnership Agreement or any other material agreement relating to IMC-Agrico and shall provide a copy of any such proposed amendment to the Administrative Agent and
     (D) shall not, and shall not permit its Subsidiaries to, in each case without the prior written consent of the Required Banks, agree to amend any such agreement if, in the opinion of the Administrative Agent, such amendment could reasonably be expected to result in a Material Adverse Effect; provided that, subject to Section 5.2(r)(vi) below, any dissolution, merger or liquidation of Agrico LP into FRP, FTX or a newly formed Person which is a Restricted Subsidiary with no Debt or Liens at the time of such dissolution, merger or liquidation (provided that FTX's direct or indirect (other than through FRP) ownership interests in IMC-Agrico shall not exceed its ownership interests in Agrico LP as of the First Restatement Closing Date) shall be specifically permitted hereby and shall be deemed to not be expected to result in a Material Adverse Effect.

          (iv) Neither FTX nor FRP shall permit its accounting for IMC-Agrico to be other than as a proportional consolidating interest unless the Borrowers and the Required Banks have agreed upon mutually acceptable amendments to the financial covenants herein.

          (v) FTX and FRP shall, to the full extent of their direct or indirect rights and approvals under the IMC-Agrico Partnership Agreement, their direct or indirect membership on the Policy Committee for IMC-Agrico and otherwise pursuant to their ownership interests in IMC-Agrico and IMC-Agrico MP, use their best efforts to cause IMC-Agrico to comply (and shall not approve or consent to any non-compliance by IMC-Agrico) with the provisions of Sections 5.1(b), 5.1(c), 5.1(d), 5.1(g), 5.1(i), 5.1(j), 5.2(a), 5.2(d) (with the  liens  securing  third-party Debt  of  IMC-Agrico  pursuant  to
     Section 5.2(r)(ii)(y) permitted  and  excluding  clauses (ii), (iv),
     (v), (vi) and (viii) from Section 5.2(d) as applied to IMC-Agrico pursuant to this Section 5.2(r)(v)) and 5.2(p) as if IMC-Agrico were a Restricted Subsidiary; provided that, subject to Section 7.1(g),
     (h), (i), (j) and (k), neither FRP nor FTX shall be in Default under this Section 5.2(r)(v) if IMC causes IMC-Agrico to fail to comply with such Sections and FRP or FTX has not approved or consented to such non-compliance.

          (vi) FRP shall not alter or modify the structure of its ownership interest in IMC-Agrico unless and until it shall deliver to the Agents an opinion of counsel satisfactory to the Agents to the effect that, after giving effect to such alteration or modification, FRP would be able to grant to the Banks a Lien on such ownership interest without any requirement to equally and ratably secure the FRP Senior Notes (or any other Debt) with such Lien; provided that nothing herein shall be deemed to require the creation of any such Lien in favor of the Banks on such ownership interests.

          (s) Scope of FRP's Business. FRP shall not materially alter the nature of the business and activities in which it is engaged as of the Closing Date.


                            ARTICLE VI

                   Conditions to Credit Events

     SECTION  6.1.  Conditions Precedent  to  Each  Credit  Event.   Each
Credit Event shall be subject to the following conditions precedent:

          (i) the representations and warranties on the part of FTX and FRP contained in the Loan Documents shall be true and correct in all material respects at and as of the date of such Credit Event as though made on and as of such date;

          (ii) the Administrative Agent shall have received a notice of such borrowing as required by Section 2.3;

          (iii) no Event of Default shall have occurred and be continuing on the date of such Credit Event or would result from such Credit Event;

          (iv) the Loans to be made by the Banks on such date, and the use of the proceeds thereof and the security arrangements contemplated hereby shall not result in a violation of Regulation U, Regulation G or Regulation X, as in effect on the date of such borrowing. If required by Regulation U as a result of such use of proceeds, FTX shall have delivered to the Bank a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

          (v) there shall have been no amendments to the Certificate of Incorporation or the Certificate of Limited Partnership, as
     applicable,  or  to  the   By-laws   or  Partnership  Agreement,  as
     applicable, of FTX or FRP since the date of the Certificates furnished by the Borrowers on the Funding Date, other than amendments, if any, copies of which have been furnished to the Administrative Agent; and

          (vi) there  shall be  no  proceeding  for  the  dissolution  or liquidation of FTX or FRP or any proceeding to revoke the Certificate of Incorporation of FTX or to rescind the partnership agreement of FRP or its respective corporate or partnership existence, which is pending or, to the knowledge of the Borrowers, threatened against or affecting FTX or FRP.

     SECTION 6.2. Representations and Warranties with Respect to Credit Events. Each Credit Event shall be deemed a representation and warranty by the Borrowers that the conditions precedent to such Credit Event, unless otherwise waived in accordance herewith, shall have been satisfied.


                           ARTICLE VII

                        Events of Default

     SECTION 7.1.  Events  of  Default.   If any of the following acts or
occurrences (an "Event of Default") shall occur and be continuing:

          (a) default for three or more days in the payment when due of any principal of any Loan; or

          (b) default for five or more days in the payment when due of any interest on any Loan, or of any other amount payable under the Loan Documents; or

          (c) any representation or warranty made or deemed made in or in connection with any Loan Document or in any certificate, letter or other writing or instrument furnished or delivered to the Banks or the Agents pursuant to any Loan Document shall prove to have been incorrect in any material respect when made or effective or reaffirmed and repeated, as the case may be; or

          (d) default by FTX or FRP in the due observance or performance of any covenant, condition or agreement in Section 5.1(a)(4) with respect to notices of Defaults or Events of Default, 5.1(c) or 5.1(k) of this Agreement, other than the covenant to preserve and maintain all of such Person's rights, privileges and franchises desirable in the normal conduct of its business; or

          (e) default by the Borrowers or any Restricted Subsidiary in the due observance or performance of any covenant, condition or agreement in Section 5.2 of this Agreement other than
     Section 5.2(k); or

          (f) default by the Borrowers or any Restricted Subsidiary in the due observance or performance of any other covenant, condition or agreement in the Loan Documents which shall remain unremedied for 30 days after written notice thereof shall have been given to such Borrower by the Administrative Agent or any Bank; or

          (g) either Borrower or any Restricted Subsidiary or IMC-Agrico shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (h) below, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Borrower or such Restricted Subsidiary or IMC-Agrico or for a substantial part of its property or assets,
     (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debt as they become due or (vii) take any action for the purpose of effecting any of the foregoing; or

          (h) an  involuntary  proceeding  shall  be  commenced   or   an
     involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of either Borrower or any Restricted Subsidiary or IMC-Agrico, or of a substantial part of the property or assets of either Borrower or any Restricted Subsidiary or IMC-Agrico, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for either Borrower or any Restricted Subsidiary or IMC-Agrico or for a substantial part of the property of either Borrower or any Restricted Subsidiary or IMC-Agrico or (iii) the winding-up or liquidation of a Borrower or any Restricted Subsidiary or IMC-Agrico; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days; or

          (i) default shall be made with respect to (x) the Pennzoil Obligations or (y) Hedge Agreements or (z) any Debt of either Borrower or any Restricted Subsidiary or IMC-Agrico if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such obligations or Debt (or any trustee on behalf of such holder or obligee) to accelerate (with or without notice or lapse of time or both), the maturity of such Debt, the payment of any net termination value in respect of Hedge Agreements and/or the payment of the Pennzoil Obligations, as applicable, in an aggregate amount in excess of $10,000,000; or any payment, regardless of amount, of (A) net termination value on any such obligation in respect of Hedge Agreements, (B) any deferred purchase amount on the Pennzoil Obligations and/or (C) any Debt of either Borrower or a Restricted Subsidiary or of IMC-Agrico, as applicable, in an aggregate principal amount (or in the case of a Hedge Agreement, net termination value) in excess of $10,000,000, shall not be paid when due, whether at maturity, by acceleration or otherwise (after giving effect to any period of grace specified in the instrument evidencing or governing such Debt or other obligation); or

          (j) an ERISA Event shall have occurred with respect to any Plan or Multi-Employer Plan that, when taken together with all other ERISA Events, reasonably could be expected to result in liability of either Borrower and/or any Restricted Subsidiary and the Borrowers' ERISA Affiliates in an aggregate amount exceeding $25,000,000 or requires payments exceeding $10,000,000 in any year; or

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered by a court or other tribunal against either Borrower or any Restricted Subsidiary or IMC-Agrico and shall remain undischarged for a period of 45 consecutive days during which execution of such judgment shall not have been effectively stayed; or any action shall be legally taken by a judgment creditor to levy upon assets or properties of either Borrower or any Restricted Subsidiary to enforce any such judgment; or

          (l) any security interest purported to be created by either Security Agreement shall cease to be, or shall be asserted by the Borrowers or any of their Affiliates not to be, a valid, perfected, first priority security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the FTX Collateral Agent or the FRP Collateral Agent to maintain possession of certificates representing securities pledged under the Security Agreements to the extent that such pledged securities are certificated securities; or

          (m) there shall have occurred a Change in Control;

     then, and in any such event (other than an event with respect to either Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Banks shall, by written, telecopied, telex or telegraphic notice to the Borrowers, take one or more of the following actions at the same or different times: (i) declare the Total Commitment to be terminated, whereupon the Total Commitment shall forthwith terminate;
     (ii) declare the Loans and all other sums then owing by the Borrowers under the Loan Documents to be forthwith due and payable, whereupon all the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become and be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein or in any Promissory Note to the contrary notwithstanding or (iii) exercise any or all the remedies then available under the Security Agreements; provided, however, that upon the occurrence of any event described in paragraph (g) or (h) of this Section 7.1 as to which a Borrower is the entity involved, the Commitments will forthwith terminate and all sums then owing by the Borrowers to the Banks upon the
     Promissory   Notes  or  otherwise  hereunder  shall,   without   any
     declaration or other action by any Bank or Agent hereunder, be immediately due and payable and the Total Commitment hereunder shall be immediately terminated without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Borrower, anything contained herein or in any Promissory Note or other Loan Document to the contrary notwithstanding. Promptly following the making of any such declaration, the Administrative Agent shall give notice thereof to the Borrowers but failure to do so shall not impair the effect of such declaration.


                           ARTICLE VIII

                            The Agents

     SECTION 8.1. The Agents. (a) For convenience of administration and to expedite the transactions contemplated by this Agreement, Chase is hereby appointed as Administrative Agent, FTX Collateral Agent and FRP Collateral Agent for the Banks under this Agreement and the Security Agreements, and Chase is hereby appointed as the Documentary Agent for the Banks under this Agreement. None of the Agents shall have any duties or responsibilities with respect hereto except those expressly set forth herein or in the other Loan Documents. Each Bank, and each subsequent holder of any Promissory Note by its acceptance thereof, hereby irrevocably appoints and expressly authorizes the Agents, without hereby limiting any implied authority, to take such action as the Agents may deem appropriate on its behalf and to exercise such powers under this Agreement as are specifically delegated to such Person by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Banks all payments of principal of and interest on the Loans and all other amounts due to the Banks hereunder, and promptly to distribute to each Bank its proper share of each payment so received; (b) to give notice on behalf of the Banks to the Borrowers of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder or as directed by the Required Banks; and (c) to distribute to each Bank copies of all notices, financial statements and other materials delivered by the Borrowers pursuant to this Agreement as received by the Administrative Agent. Without limiting the generality of the foregoing, the Collateral Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the collateral under the Security Agreements and the rights of the secured parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Agreements. Each of the Agent and the Collateral Agents may exercise any of its duties hereunder by or through their respective agents, officers or employees. In addition, each Bank hereby irrevocably authorizes and directs the Collateral Agents to enter, on behalf of each of them, into the FTX Intercreditor Agreement (in the case of the FTX Collateral Agent) and the Security Agreements, as contemplated pursuant to this Agreement.

     (b) None of the Agents or any of their respective directors, officers, agents or employees shall be liable as such for any action taken or omitted to be taken by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers or any other party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Banks or the holders of the Notes for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, the Notes or any other Loan Documents or other instruments or agreements. The Administrative Agent may deem and treat the payee of any Promissory Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Promissory Note notice, given as provided herein, of the transfer thereof in compliance with
Section 9.3. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Banks and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Banks and each subsequent holder of any Promissory Note. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. None of the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrowers or any other party on account of the failure of or delay in performance or breach by any Bank of any of its obligations hereunder or to any Bank on account of the failure of or delay in performance or breach by any other Bank or the Borrowers or any other party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel. The Banks hereby acknowledge that none of the Agents shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Banks.

     (c) To the extent that any Agent shall not be reimbursed by the Borrowers for any costs, liabilities or expenses incurred in such capacity, each Bank agrees (i) to reimburse the Agents, on demand (in the amount of its Applicable Percentage hereunder) of any expenses incurred for the benefit of the Banks by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks and (ii) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such Applicable Percentage, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document; provided, however, that no Bank shall be liable to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of such Agent or of its directors, officers, employees or agents.

     (d) With respect to the Loans made by it hereunder and the Promissory Notes issued to it, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Bank and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not an Agent.

     (e) Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by giving written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Required Banks shall have the right to appoint, and the Borrowers shall have the right to approve (such approval not to be unreasonably withheld or delayed) a successor Administrative Agent, FTX Collateral Agent, FRP Collateral Agent or Documentary Agent, as the case may be. If no successor Agent, FTX Collateral Agent, FRP Collateral Agent or Documentary Agent, as the case may be, shall have been so appointed and approved and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Person may, on behalf of the Banks, appoint a successor Administrative Agent, FTX Collateral Agent, FRP Collateral Agent or Documentary Agent, as the case may be, which shall be a Bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such Bank. Upon the acceptance of any appointment as Administrative Agent, FTX Collateral Agent, FRP Collateral Agent or Documentary Agent hereunder by a successor
Administrative Agent, FTX Collateral Agent, FRP Collateral Agent or Documentary Agent, as the case may be, such successor Administrative Agent, FTX Collateral Agent, FRP Collateral Agent or Documentary Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall from and after such date be discharged from its duties and obligations hereunder. After any such retiring Agent's resignation hereunder as Administrative Agent, FTX Collateral Agent, FRP Collateral Agent or Documentary Agent, as applicable, the provisions of this Article VIII and
Section 9.4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as the Administrative Agent, FTX Collateral Agent, FRP Collateral Agent or Documentary Agent, as applicable.

     (f) The Administrative Agent and the Documentary Agent shall be responsible for supervising the preparation, execution and delivery of this Agreement and the other agreements and instruments contemplated hereby, any amendment or modification thereto and the closing of the transactions contemplated hereby and thereby. In addition, the Administrative Agent shall assist the FTX Collateral Agent and the FRP Collateral Agent in the performance of its duties as may be reasonably requested by the FTX Collateral Agent or the FRP Collateral Agent from time to time.

     (g) The obligations of the Administrative Agent, the FTX Collateral Agent, the FRP Collateral Agent and the Documentary Agent shall be separate and several and neither of them shall be responsible or liable for the acts or omissions of the other, except, to the extent that any such Agent serves in more than one agent capacity, such Agent shall be responsible for the acts and omissions relating to each such agency function.

     (h) Without the prior written consent of the Required Banks, the Administrative Agent and the FTX Collateral Agent will not consent to any modification, supplement or waiver of the FTX Intercreditor Agreement or, except to the extent required by the FTX Intercreditor Agreement, the FTX Security Agreement and the FRP Collateral Agent will not consent to any modification, supplement or waiver of the FRP Security Agreement.

     (i) Each Bank acknowledges that it has, independently and without reliance upon the Agents or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agents or any other Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


                            ARTICLE IX

                          Miscellaneous

     SECTION 9.1. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight or same day courier service or mailed or sent by telex, telecopy, graphic scanning or other telegraphic communications equipment of the sending party to the appropriate party's address set forth on the signature pages hereof; provided that notices by or to FRP may be given by or to FTX as its general partner, and notices stated to be given by or to the "Borrowers" may be given by or to FTX on behalf of both Borrowers. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if hand delivered or delivered by any telecopy, telegraphic or telex communications equipment or three days after being sent by registered or certified mail, postage prepaid, return receipt requested, in each case addressed to such party as provided in this Section 9.1 or in accordance with the latest unrevoked direction from such party.

     SECTION 9.2. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or any other Loan Document shall be considered to have been relied upon by the Banks and the Agents and shall survive the making by the Banks of the Loans and the execution and delivery to the Banks of the Promissory Notes evidencing such Loans regardless of any investigation made by the Banks or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Note, any Commitment Fee or any other fee or amount payable under the Loan Documents is outstanding and unpaid and so long as the Commitments have not been terminated.

     SECTION 9.3. Successors and Assigns; Participation; Purchasing Banks. (a) This Agreement shall be binding upon and inure to the benefit of FTX, FRP, the Banks, the Agents, all future holders of the Promissory Notes, and their respective successors and assigns, except that neither FTX nor FRP may assign, delegate or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank. Any Bank may at any time pledge or assign all or any portion of its rights under this Agreement and the Promissory Notes issued to it to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Bank; provided that no such pledge or assignment shall release a Bank from any of its obligations hereunder or substitute any such Federal Reserve Bank for such Bank as a party hereto.

     (b) Any Bank may, in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in all or a portion of any Loan owing to such Bank, any Promissory Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Promissory Note for all purposes under this Agreement and the Borrowers and the Agents shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. The Borrowers agree that if amounts outstanding under this Agreement and the Promissory Notes are due and unpaid, or shall have been declared due or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Promissory Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Promissory Note; provided that such right of setoff shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in Section 2.15. The Borrowers also agree that each Participant shall be entitled to the benefits of Sections 2.11, 2.12, 2.13, 2.15,
2.17 and 9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Bank; provided that no Participant shall be entitled to receive any greater payment pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant unless such participation shall have been made at a time when the circumstances giving rise to such greater payment did not exist; and provided that the voting rights of any Participant would be limited to amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, changing or extending the Commitments or release of all or substantially all the collateral for the Loans.

     (c)  Any Bank may, in accordance  with applicable law and subject to
Section 9.3(h), at any time assign by novation all or any part of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it and the Promissory Notes held by it) (I) to any Bank or any Affiliate thereof, without the Borrowers' consent, or (II) to one or more additional banks or financial institutions (any such entity referred to in clause (I) or
(II) being a "Purchasing Bank") with the consent of the Administrative Agent and the Borrowers, such consent not to be unreasonably withheld (it being understood that the Borrowers may withhold their consent to a Purchasing Bank (i) which is not a commercial bank or savings and loan institution or (ii) which would, as of the effective date of such assignment, be entitled to claim compensation under Section 2.11 which the transferor Bank would not be entitled to claim as of such date), pursuant to a Commitment Transfer Supplement in the form of Exhibit D, executed by such Purchasing Bank and such transferor Bank (and, in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, by the Borrowers and the Administrative Agent), and delivered for its recording in the Register to the Administrative Agent, together with the Promissory Notes subject to such assignment, the registration and processing fee required by Section 9.3(e) and an Administrative Questionnaire for the Purchasing Bank if it is not already a Bank. Assignments shall be by novation only and a proportionate interest in the Loans and Commitments to both FRP and FTX (and the related Promissory Notes) must be assigned. Upon such execution, delivery and recording (and, if required, consent of the Borrowers and the Administrative Agent), from and after the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement (which shall be at least five days after the execution and delivery thereof), (x) the Purchasing Bank thereunder shall (if not already a party hereto) be a party hereto and have the rights and obligations of a Bank hereunder with a Commitment as set forth in such Commitment Transfer Supplement, and (y) the transferor Bank thereunder shall, to the extent assigned by such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement (including Schedule II hereto) to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank (if not already a party hereto) and the resulting adjustment of Applicable Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Promissory Notes. On or prior to the Transfer
Effective Date determined pursuant to such Commitment Transfer Supplement, each Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Promissory Note a new Promissory Note to the order of such Purchasing Bank in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement (in the case of FTX, such Purchasing Bank's
Applicable Percentage of the lesser of (A) $150,000,000 and (B) the portion of the then effective Total Commitment which may be used for borrowings by FTX) and, if the transferor Bank has retained a Commitment hereunder, a new Promissory Note to the order of the transferor Bank in an amount equal to the Commitment retained by it hereunder (in the case of FTX, such transferor Bank's Applicable Percentage of the lesser of
(X) $150,000,000 and (Y) the portion of the then effective Total Commitment which may be used for borrowings by FTX). Such new Promissory Notes shall be dated the Closing Date and shall otherwise be in the form of the Promissory Notes replaced thereby. The Promissory Notes surrendered by the transferor Bank shall be returned by the Administrative Agent to the Borrowers marked "canceled".

     (d) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the parties hereto may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the parties hereto at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Bank and a Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Borrowers and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Borrowers.

     (f) Subject to Section 9.15, the Borrowers authorize each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Borrowers and its Affiliates which has been delivered to such Bank by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Bank by or on behalf of the Borrowers in connection with such Bank's credit evaluation of the Borrowers and their Affiliates prior to becoming a party to this Agreement.

     (g) If, pursuant to this Section 9.3, any interest in this Agreement or any Promissory Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank (x) shall immediately notify the Administrative Agent of such transfer, describing the terms thereof and indicating the identity and country of residence of each Transferee. Such transferor Bank or Transferee shall indemnify and hold harmless the Borrowers and the Administrative Agent from and against any tax, interest, penalty or other expense that the Borrowers and the Administrative Agent may incur as a consequence of any failure to withhold United States taxes applicable because of any transfer or participation arrangement that is not fully disclosed to them as required hereunder.

     (h) By executing and delivering a Commitment Transfer Supplement, the transferor Bank thereunder and the Purchasing Bank thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such transferor Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balance of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Commitment Transfer Supplement, (ii) except as set forth in
(i) above, such transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrowers or any Subsidiary or the performance or observance by the Borrowers or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such Purchasing Bank represents and warrants that it is legally authorized to enter into such Commitment Transfer Supplement; (iv) such Purchasing Bank confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements, if any, delivered pursuant to Section 5.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Transfer Supplement; (v) such Purchasing Bank will independently and without reliance upon the Agents, such transferor Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such Purchasing Bank appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such respective powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof, together with such powers as are reasonably incidental thereto; and
(vii) such Purchasing Bank agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

     SECTION 9.4. Expenses of the Banks; Indemnity. (a) The Borrowers agree, jointly and severally, to pay all out-of-pocket expenses reasonably incurred by the Agents in connection with the preparation and administration of this Agreement, the Promissory Notes and the other Loan Documents or with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or reasonably incurred by the Agents or any Bank in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or with the Loans made or the Promissory Notes issued hereunder (whether through negotiations, legal proceedings or otherwise), including, but not limited to, the reasonable fees and disbursements of Cravath, Swaine & Moore, special counsel for the Agents, and, in connection with such enforcement or protection, the reasonable fees and disbursements of other counsel for any Bank. The Borrowers further jointly and severally agree that they shall indemnify the Banks and the Agents from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of or in connection with the performance of this Agreement, any of the Promissory Notes or any of the other Loan Documents. Further, the Borrowers jointly and severally agree to pay, and to protect, indemnify and save harmless each Bank, each Agent and each of their respective officers, directors, shareholders, employees, agents and servants from and against, any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, attorneys' fees and expenses) in connection with any investigative, administrative or judicial proceeding, whether or not such Bank or Agent shall be designated a party thereto of any nature arising from or relating to (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated hereby and thereby (including the Restructuring) or (ii) the use of the proceeds of the Loans; and the Borrowers also jointly and severally agree to pay, and to protect, indemnify and save harmless each Bank, each Agent and each of their respective officers, directors, shareholders, employees, agents and servants from and against, any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, attorneys' fees and expenses in connection with any investigative, administrative or judicial proceeding, whether or not such Bank or Agent shall be designated a party thereto) of any nature arising from or relating to any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by IMC-Agrico, the Borrowers or any of the Subsidiaries, or any Environmental Claim related in any way to IMC-Agrico, the Borrowers or the Subsidiaries or arising from or in connection with the environmental due diligence summary memorandum referred to in paragraph (m) of Article IV; provided that any such indemnity referred to in this sentence shall not, as to any indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non appealable judgment to have resulted from the gross negligence or wilful misconduct of such indemnified Person. If any action, suit or proceeding arising from any of the foregoing is brought against any Bank, Agent or other Person indemnified or intended to be indemnified pursuant to this Section 9.4, the Borrowers, to the extent and in the manner directed by such indemnified party, will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the Borrowers (which counsel shall be satisfactory to such Bank, Agent or other Person indemnified or intended to be indemnified). If the Borrowers shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of the Borrowers contained in this Agreement shall be breached, any Bank or Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose. Any and all amounts so expended by any Bank or Agent shall be repayable to it by the Borrowers immediately upon such Bank's or such Agent's demand therefor.

     (b) The provisions of this Section 9.4 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Loans or any Promissory Notes, the invalidity or unenforceability of any term or provision of this Agreement, any other Loan Document or any Promissory Note, or any investigation made by or on behalf of any Bank or any Agent. All amounts due under this Section 9.4 shall be payable on written demand therefor.

     SECTION 9.5. Right of Setoff. If an Event of Default shall have occurred and be continuing and the Loans shall have been accelerated or any Bank shall have requested the Administrative Agent to declare the Loans immediately due and payable pursuant to Article VII, then each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of either Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement and the Promissory Notes held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Promissory Notes and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrowers after any such setoff and application made by such Bank, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section 9.5 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

     SECTION 9.6.  APPLICABLE  LAW.   THIS  AGREEMENT  AND THE PROMISSORY
NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 9.7. Waivers; Amendments. (a) No failure or delay of any Bank or Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Banks and the Agents hereunder and under the other documents and agreements entered into in connection herewith are cumulative and not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement, any other Loan Document or any Promissory Note or any other such document or agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances. Each holder of any of the Promissory Notes shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Promissory Note shall have been marked to indicate such amendment, modification, waiver or consent.

     (b) This Agreement and the Security Agreements (including any provision hereof or thereof) may not be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Banks; provided, however, that no such agreement shall (i) change the principal amount of, or extend or advance the maturity of or any date for the payment (other than pursuant to
Section 2.7(b), which may be amended by the Required Banks) of any principal of or interest on, any Promissory Note (including, without limitation, any such payment pursuant to Section 2.7(c) or paragraph (a) or (b) of Section 2.9), or waive or excuse any such payment or any part thereof, or change the rate of interest on any Promissory Note, without the written consent of each holder affected thereby, (ii) change or extend the Commitment of any Bank without the written consent of such Bank, or change any fees to be paid to any Bank or Agent hereunder without the written consent of such Bank or the Agent, as applicable,
(iii) amend or modify the provisions of this Section 9.7, Sections 2.8 through 2.15 or Section 9.4 or the definition of "Required Banks", without the written consent of each Bank or (iv) release the collateral granted as security under the Security Agreements (except as expressly required hereby or thereby), without the written consent of each Bank; and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of an Agent hereunder without the written consent of such Agent. Each Bank and holder of any Promissory Note shall be bound by any modification or amendment authorized by this
Section 9.7 regardless of whether its Promissory Notes shall be marked to make reference thereto, and any consent by any Bank or holder of a Promissory Note pursuant to this Section shall bind any Person subsequently acquiring a Promissory Note from it, whether or not such Promissory Note shall be so marked.

     SECTION 9.8. Severability. In the event any one or more of the provisions contained in this Agreement or in the Promissory Notes should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 9.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered or mailed to the Administrative Agent and the Borrowers.

     SECTION 9.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 9.11. Entire Agreement. This Agreement, the other Loan Documents, the fee letters between the Agents and the Borrowers and the exhibits and schedules hereto contain the entire agreement among the parties hereto with respect to the Loans and the related transactions. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement, such fee letters and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

     SECTION 9.12. WAIVER OF JURY TRIAL, ETC. (A) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 9.12.

     (b) Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in paragraph (a) of this Section 9.12 any special, indirect, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

     (c) Each party hereto (i) certifies that no representative, agent or attorney of any Bank has represented, expressly or otherwise, that such Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that it has been induced to enter into this Agreement or any other document, as applicable, by, among other things, the mutual waivers and certifications herein.

     SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein or in the Promissory Notes to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Bank, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Bank in accordance with applicable law, the rate of interest in respect of such Loan hereunder or payable under the Promissory Note held by such Bank, together with all Charges payable to such Bank, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.13 shall be cumulated and the interest and Charges payable to such Bank in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Bank.

     SECTION   9.14.   JURISDICTION;  CONSENT  TO  SERVICE  OF   PROCESS.
(A) EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY BANK OR AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

     (B) EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     (C) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     SECTION 9.15. Confidentiality. Each Bank agrees (which agreement shall survive the termination of this Agreement) that financial information, information from the Borrowers' and their Subsidiaries' books and records, information concerning the Borrowers' and their Subsidiaries' trade secrets and patents and any other information received from the Borrowers and their Subsidiaries hereunder shall be treated as confidential by such Bank, and each Bank agrees to use its best efforts to ensure that such information is not published, disclosed or otherwise divulged to anyone other than employees or officers of such Bank and its counsel and agents; provided that it is understood that the foregoing shall not apply to:

          (i) disclosure made with the prior written authorization of a Borrower;

          (ii) disclosure of information (other than that received from the Borrowers and their Subsidiaries prior to or under this Agreement) already known by, or in the possession of, such Bank without restrictions on the disclosure thereof at the time such information is supplied to such Bank by a Borrower or its Subsidiaries hereunder;

          (iii) disclosure of information which is required by applicable law or to a governmental agency having supervisory or regulatory authority over any party hereto;

          (iv) disclosure of information in connection with any suit, action or proceeding in connection with the enforcement of rights hereunder or in connection with the transaction contemplated hereby or thereby;

          (v) disclosure to any bank (or other financial institution) which may acquire a participation or other interest in the Loans or rights of any Bank hereunder; provided that such bank (or other financial institution) agrees to maintain any such information to be received in accordance with the provisions of this Section 9.15;

          (vi) disclosure by any party hereto to any other party hereto or their counsel or agents;

          (vii) disclosure by any party hereto to any entity, or to any subsidiary of such an entity, which owns, directly or indirectly, more than 50% of the voting stock of such party, or to any subsidiary of such an entity; or


          (viii) disclosure of information that prior to such disclosure has become public knowledge through no violation of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                       FREEPORT-McMoRan INC.,

                                       by
                                          /s/ R. Foster Duncan
                                          ------------------------------
                                          Name:  R. Foster Duncan
                                          Title: Vice President and Treasurer

                                          1615 Poydras Street
                                          New Orleans, Louisiana 70112

                                          Attention:  R. Foster Duncan
                                                      Treasurer

                                          Telex:  8109515386
                                          Telephone:  504-582-4628
                                          Telecopy:   504-582-4511

                                       FREEPORT-McMoRan RESOURCE PARTNERS,
                                         LIMITED PARTNERSHIP,

                                       by FREEPORT McMoRan Inc.,
                                          its Administrative Managing
                                          General Partner,

                                       by
                                          /s/ R. Foster Duncan
                                          -----------------------------
                                          Name:  R. Foster Duncan
                                          Title: Vice President and Treasurer

                                          1615 Poydras Street
                                          New Orleans, Louisiana 70112

                                          Attention:  R. Foster Duncan
                                                      Treasurer

                                          Telex:  8109515386
                                          Telephone:  504-582-4628
                                          Telecopy:   504-582-4511

                                       THE CHASE MANHATTAN BANK (successor
                                       by merger to Chemical Bank and  The
                                       Chase   Manhattan  Bank  ( National
                                       Association)), individually and  as
                                       Administrative Agent, FTX Collateral
                                       Agent, FRP Collateral Agent, and
                                       Documentary Agent,

                                       by
                                          /s/ James H. Ramage
                                          -----------------------------
                                          Name:  James H. Ramage
                                          Title: Vice President

                                       DOMESTIC OFFICE AND LIBOR OFFICE:

                                       One Chase Manhattan Plaza (5th Floor)
                                       New York, NY 10081

                                       Attention:  James H. Ramage
                                                   Vice President

                                       Telephone:  212-552-7784
                                       Telecopy:   212-552-5555


                                       ADDRESS FOR NOTICES:

                                       Argent Bank Services
                                       140 East 45th Street
                                       New York, New York  10017

                                       Attention:  Hilma Gabbidon

                                       Telephone:  212-622-0693
                                       Telex: 353006 ABSCNYK
                                       Telecopy:   212-622-0002

                                       ABN AMRO Bank N.V., Houston Agency

                                       by  ABN AMRO North America, Inc.,
                                           as agent

                                       by
                                          /s/ H. Gene Shiels
                                          -----------------------------
                                          Name:  H. Gene Shiels
                                          Title: Vice President and Director

                                       by
                                          /s/ Michael N. Oakes
                                          -----------------------------
                                          Name:  Michael N. Oakes
                                          Title: Vice President and Director

                                       DOMESTIC OFFICE AND LIBOR OFFICE:

                                       Three Riverway, Suite 1700
                                       Houston, TX  77056

                                       Attention:  Mr. Gene Shiels

                                       Telephone:  713-964-3326
                                       Telecopy:   713-621-5801

                                       ADDRESS FOR NOTICES:

                                       Three Riverway, Suite 1700
                                       Houston, TX  77056

                                       Attention:  Mr. Gene Shiels

                                       Telephone:  713-964-3326
                                       Telecopy:   713-621-5801

                                       BARCLAYS BANK PLC,

                                       by
                                          /s/ Monica M. Bonar
                                          -----------------------------
                                          Name:  Monica M. Bonar
                                          Title: Associate Director

                                       DOMESTIC OFFICE AND LIBOR OFFICE

                                       222 Broadway
                                       New York, NY 10038

                                       Attention:  Ms. Carol A. Cowan

                                       Telephone:  212-412-2956
                                       Telecopy:   212-412-7589

                                       ADDRESS FOR NOTICES:

                                       222 Broadway
                                       New York, NY 10038

                                       Attention:  Ms. Carol A. Cowan

                                       Telephone:  212-412-2956
                                       Telecopy:   212-412-7589

                                       THE FUJI BANK, LIMITED, HOUSTON AGENCY,

                                       by
                                          /s/ Yoshiaki Inoue
                                          ------------------------------
                                          Name:  Yoshiaki Inoue
                                          Title: Vice President and Manager

                                       DOMESTIC OFFICE AND LIBOR OFFICE:

                                       1221 McKinney Street, Suite 4100
                                       Houston, TX  77010

                                       Attention:  Mr. Charles vanRavenswaay

                                       Telephone:     713-759-1800
                                       Telecopy:      713-759-0048

                                       ADDRESS FOR NOTICES:

                                       1221 McKinney Street, Suite 4100
                                       Houston, TX  77010

                                       Attention:  Mr. Charles vanRavenswaay

                                       Telephone:     713-759-1800
                                       Telecopy:      713-759-0048

                                       NATIONAL WESTMINSTER BANK PLC,

                                       by
                                          /s/ Ian M. Plester
                                          ------------------------------
                                          Name:  Ian M. Plester
                                          Title: Vice President

                                       NATIONAL WESTMINSTER BANK PLC
                                       (NASSAU BRANCH),

                                       by
                                          /s/ Ian M. Plester
                                          ------------------------------
                                          Name:  Ian M. Plester
                                          Title: Vice President

                                       DOMESTIC OFFICE AND LIBOR OFFICE:

                                       175 Water Street
                                       New York, NY 10038-4924

                                       Attention:  Ms. Donna Weiss

                                       Telephone:     212-602-4317
                                       Telecopy:      212-602-4118

                                       ADDRESS FOR NOTICES:

                                       175 Water Street
                                       New York, NY  10038-4924

                                       Attention:  Mr. Ian Plester

                                       Telephone:     212-602-4332
                                       Telecopy:      212-602-4500

                                       THE LONG-TERM CREDIT BANK OF JAPAN,
                                       LIMITED,

                                       by
                                          /s/ Satoru Otsubo
                                          ------------------------------
                                          Name:  Satoru Otsubo
                                          Title: Joint General Manager

                                       DOMESTIC OFFICE AND LIBOR OFFICE:

                                       165 Broadway
                                       New York, NY 10006

                                       Attention:  Mr. Robert Pacifici

                                       Telephone:     212-335-4801
                                       Telecopy:      212-608-3452

                                       ADDRESS FOR NOTICES:

                                       165 Broadway
                                       New York, NY 10006

                                       Attention:  Robert Pacifici

                                       Telephone:     212-335-4801
                                       Telecopy:      212-608-3452

                                       cc:  2200 Ross Avenue
                                            Suite 4700 West
                                            Dallas, Texas  75201

                                       Attention:     Mr. Doug A. Whiddon
                                       Telephone:     214-969-5352
                                       Telecopy:      214-969-5357

                                       MELLON BANK

                                       by
                                          /s/ A. J. Sabatelle
                                          ------------------------------
                                          Name:  A. J. Sabatelle
                                          Title: First Vice President

                                       DOMESTIC OFFICE AND LIBOR OFFICE:

                                       Three Mellon Bank Center, Room 2304
                                       Pittsburgh, PA 15259

                                       Attention:  Mr. Andrew Plonsky

                                       Telephone:     412-234-5767
                                       Telecopy:      412-236-2027

                                       ADDRESS FOR NOTICES:

                                       Three Mellon Bank Center, Room 2304
                                       Pittsburgh, PA 15259

                                       Attention:  Mr. Andrew Plonsky

                                       Telephone:     412-234-5767
                                       Telecopy:      412-236-2027

                                       THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                       NEW YORK BRANCH

                                       by
                                          /s/ Akijiro Yoshino
                                          ------------------------------
                                          Name:   Akijiro Yoshino
                                          Title:  Executive Vice President
                                                  Houston Office

                                       DOMESTIC OFFICE AND LIBOR OFFICE:

                                       245 Park Avenue, 23rd Floor
                                       New York, NY 10167-0037

                                       Attention:  Mr. Atsushi Kwai
                                                   Credit Admin. Dept.
                                       Telephone:  212-309-6521
                                       Telecopy:   212-949-0134

                                       ADDRESS FOR NOTICES:

                                       245 Park Avenue, 23rd Floor
                                       New York, NY 10167-0037

                                       Attention:  Mr. Atsushi Kwai
                                                   Credit Admin. Dept.
                                       Telephone:  212-309-6521
                                       Telecopy:   212-949-0134

                                       COPY OF NOTICES:

                                       Three Allen Center #4850
                                       333 Clay Street
                                       Houston, TX 77002

                                       Attention:  Mr. David Fox
                                       Telephone:  713-651-9444 (Ext. 102)
                                       Telecopy:   713-751-9209

                                       THE BANK OF NOVA SCOTIA,

                                       by
                                          /s/ A. S. Norsworthy
                                          ------------------------------
                                          Name:  A. S. Norsworthy
                                          Title: Sr. Team Leader - Loan
                                                 Operations

                                       DOMESTIC OFFICE AND LIBOR OFFICE:

                                       600 Peachtree, N.E., Suite 2700
                                       Atlanta, GA 30308

                                       Attention:     Mr. Claude Ashby

                                       Telephone:     404-877-1500
                                       Telecopy:      404-888-8998

                                       ADDRESS FOR NOTICES:

                                       1100 Louisiana, Suite 3000
                                       Houston, TX 77002

                                       Attention:     Mr. Paul Gonin

                                       Telephone:     713-752-0900
                                       Telecopy:      713-752-2425

                                       BANK OF AMERICA ILLINOIS,

                                       by
                                          /s/ Robert W. Bolt
                                          ------------------------------
                                          Name:  Robert W. Bolt
                                          Title: Vice President

                                       DOMESTIC OFFICE AND LIBOR OFFICE:

                                       231 S. LaSalle Street, 10th Floor
                                       Chicago, IL  60697

                                       Attention:  Mr. Thomas Pearson

                                       Telephone:     312-828-3100
                                       Telecopy:      312-987-5614

                                       ADDRESS FOR NOTICES:

                                       213 S. LaSalle Street, 10th Floor
                                       Chicago, IL  60697

                                       Attention:  Mr. Thomas Pearson

                                       Telephone:     312-828-3100
                                       Telecopy:      312-987-5614

                                       BANK OF MONTREAL,

                                       by
                                          /s/ Michael P. Sassos
                                          ------------------------------
                                          Name:  Michael P. Sassos
                                          Title: Director

                                       DOMESTIC OFFICE AND LIBOR OFFICE:

                                       430 Park Avenue
                                       New York, NY  10022

                                       Attention:  Mr. Michael P. Sassos

                                       Telephone:     212-605-1645
                                       Telecopy:      212-605-1451

                                       ADDRESS FOR NOTICES:

                                       430 Park Avenue
                                       New York, NY  10022

                                       Attention:  Mr. Michael P. Sassos

                                       Telephone:     212-605-1645
                                       Telecopy:      212-605-1451

                                       CIBC INC.,

                                       by
                                          /s/ Aleksandra K. Dymanus
                                          ------------------------------
                                          Name:  Aleksandra K. Dymanus
                                          Title: Authorized Signatory

                                       DOMESTIC OFFICE AND LIBOR OFFICE:

                                       2727 Paces Ferry Road
                                       Suite 1200, 2 Paces West
                                       Atlanta, GA  30339

                                       Attention:  Ms. Adrienne Burch

                                       Telephone:     770-319-4835
                                       Telecopy:      770-319-4950

                                       ADDRESS FOR NOTICES:

                                       2727 Paces Ferry Road
                                       Suite 1200, 2 Paces West
                                       Atlanta, GA  30339

                                       Attention:  Ms. Adrienne Burch

                                       Telephone:     770-319-4835
                                       Telecopy:      770-319-4950

                                       CoBANK, ACB,

                                       by
                                          /s/ Mary K. McBride
                                          ------------------------------
                                          Name:  Mary K. McBride
                                          Title: Senior Vice President

                                       DOMESTIC OFFICE AND LIBOR OFFICE:

                                       5500 South Quebec Street
                                       Greenwood Village, CO 80111

                                       Attention:  Mr. James Papai

                                       Telephone:     303-740-4312
                                       Telecopy:      303-694-5830

                                       ADDRESS FOR NOTICES:

                                       500 South Quebec Street
                                       Greenwood Village, CO 80111

                                       Attention:  Mr. James Papai

                                       Telephone:     303-740-4312
                                       Telecopy:      303-694-5830

                                       COOPERATIEVE CENTRALE RAIFFEISEN
                                       -BOERENLEENBANK B.A. RABOBANK
                                       NEDERLAND, NEW YORK BRANCH,

                                       by
                                          /s/ J. Scott Taylor
                                          ------------------------------
                                          Name:  J. Scott Taylor
                                          Title: Vice President

                                       by
                                          /s/ W. Jeffrey Vollack
                                          ------------------------------
                                          Name:  W. Jeffrey Vollack
                                          Title: Vice President, Manager

                                       DOMESTIC OFFICE AND LIBOR OFFICE:

                                       Corporate Services
                                       245 Park Avenue
                                       New York, NY  10167

                                       Attention:  Ms. Brenda Lyew

                                       Telephone:     212-916-7928
                                       Telecopy:      212-916-7930

                                       ADDRESS FOR NOTICES:

                                       13355 Noel Road, Suite 1000, LB 69
                                       Dallas, TX  75240-6645

                                       Attention:  Mr. J. Scott Taylor

                                       Telephone:     912-419-5274
                                       Telecopy:      912-419-6315

                                       SOCIETE GENERALE, SOUTHWEST AGENCY,

                                       by
                                          /s/ Elizabeth W. Hunter
                                          ------------------------------
                                          Name:  Elizabeth W. Hunter
                                          Title: Vice President

                                       DOMESTIC OFFICE AND LIBOR OFFICE:

                                       2001 Ross Avenue
                                       Trammell Crow Center, Suite 4800
                                       Dallas, TX  75201

                                       Attention:  Ms. Tequlla English

                                       Telephone:     214-979-2777
                                       Telecopy:      214-979-1104

                                       ADDRESS FOR NOTICES:

                                       1111 Bagby, Suite 2020
                                       Houston, TX  77002

                                       Attention:  Elizabeth W. Hunter

                                       Telephone:     713-759-6330
                                       Telecopy:      713-650-0824

                                       THE FIRST NATIONAL BANK OF CHICAGO,

                                       by
                                          /s/ George R. Schanz
                                          ------------------------------
                                          Name:  George R. Schanz
                                          Title: Vice President

                                       DOMESTIC OFFICE AND LIBOR OFFICE:

                                       One First National Plaza
                                       Mail Suite 0363-1-10
                                       Chicago, IL  60670

                                       Attention:  Mr. George Schanz

                                       Telephone:     312-732-1214
                                       Telecopy:      312-732-3055

                                       ADDRESS FOR NOTICES:

                                       One First National Plaza
                                       Mail Suite 0363-1-10
                                       Chicago, IL  60670

                                       Attention:  Mr. George Schanz

                                       Telephone:     312-732-1214
                                       Telecopy:      312-732-3055

                                       HIBERNIA NATIONAL BANK,

                                       by
                                          /s/ Steven D. Nance
                                          ------------------------------
                                          Name:  Steven D. Nance
                                          Title: Banking Officer


                                       DOMESTIC OFFICE AND LIBOR OFFICE:

                                       313 Carondelet Street
                                       New Orleans, LA  70130

                                       Attention:  Mr. Steven Nance

                                       Telephone:     504-533-5384
                                       Telecopy:      504-533-2060


                                       ADDRESS FOR NOTICES:

                                       313 Carondelet Street
                                       New Orleans, LA  70130

                                       Attention:  Mr. Steven Nance

                                       Telephone:     504-533-5384
                                       Telecopy:      504-533-2060

                                       NATIONAL BANK OF CANADA,

                                       by
                                          /s/ Larry L. Sears
                                          ------------------------------
                                          Name:  Larry L. Sears
                                          Title: Group Vice President

                                       by
                                          /s/ William Handly
                                          ------------------------------
                                          Name:  William Handly
                                          Title: Vice President


                                       DOMESTIC OFFICE AND LIBOR OFFICE:

                                       125 West 55th Street
                                       New York, New York 10019-5366

                                       Attention:  Ms. Christina Tang

                                       Telephone:     212-632-8566
                                       Telecopy:      212-632-8736


                                       ADDRESS FOR NOTICES:

                                       2121 San Jacinto, Suite 1850
                                       Dallas, Texas  75201

                                       Attention:     Mr. Larry L. Sears

                                       Telephone:     214-871-1208
                                       Telecopy:      214-871-2015

                                       COMMERZBANK Aktiengesellschaft,
                                       Atlanta Agency,

                                       by
                                          /s/ Andreas Bremer
                                          ------------------------------
                                          Name:  Andreas Bremer
                                          Title: SVP and Manager

                                       by
                                          /s/ Mark Wortmann
                                          ------------------------------
                                          Name:  Mark Wortmann
                                          Title: Assistant Vice President


                                       DOMESTIC OFFICE AND LIBOR OFFICE:

                                       Promenade 2, Suite 3500
                                       1230 Peachtreet Street, N.E.
                                       Atlanta, GA  30309

                                       Attention:  Mr. Harry Yergey

                                       Telephone:     404-888-6533
                                       Telecopy:      404-888-6539

                                       ADDRESS FOR NOTICES:

                                       Promenade 2, Suite 3500
                                       1230 Peachtreet Street, N.E.
                                       Atlanta, GA  30309

                                       Attention:  Mr. Harry Yergey

                                       Telephone:     404-888-6533
                                       Telecopy:      404-888-6539

                                       THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                       Houston Agency

                                       by
                                          /s/ John W. McGhee
                                          ------------------------------
                                          Name:  John W. McGhee
                                          Title: Vice President and Manager


                                       DOMESTIC OFFICE AND LIBOR OFFICE:

                                       1100 Louisiana Street, Suite 2800
                                       Houston, TX  77002-5216

                                       Attention:  Mr. David Denbina

                                       Telephone:     713-655-3805
                                       Telecopy:      713-658-0116

                                       ADDRESS FOR NOTICES:

                                       1100 Louisiana Street, Suite 2800
                                       Houston, TX  77002-5216

                                       Attention:  Ms. Barrie Hogue

                                       Telephone:     713-655-3845
                                       Telecopy:      713-658-0116

                                       CHRISTIANIA BANK,

                                       by
                                          /s/ William S. Phillips
                                          ------------------------------
                                          Name:  William S. Phillips
                                          Title: Vice President

                                       by
                                          /s/ Peter M. Dodge
                                          ------------------------------
                                          Name:  Peter M. Dodge
                                          Title: First Vice President

                                       DOMESTIC OFFICE AND LIBOR OFFICE:

                                       11 West 42nd Street, 17th Floor
                                       New York, NY 10036

                                       Attention:  Mr. Jahn Roising

                                       Telephone:     212-827-4837
                                       Telecopy:      212-827-4888

                                       ADDRESS FOR NOTICES:

                                       11 West 42nd Street, 17th Floor
                                       New York, NY 10036

                                       Attention:  Mr. Jahn Roising

                                       Telephone:     212-827-4837
                                       Telecopy:      212-827-4888

                                       WESTDEUTSCHE LANDESBANK GIROZENTRALE,

                                       by
                                          /s/ Richard R. Newman
                                          ------------------------------
                                          Name:  Richard R. Newman
                                          Title: Vice President

                                       by
                                          /s/ Michael F. McWalters
                                          ------------------------------
                                          Name:  Michael F. McWalters
                                          Title: Managing Director

                                       DOMESTIC OFFICE AND LIBOR OFFICE:

                                       1211 Avenue of the Americas
                                       New York, New York 10036

                                       Attention:     Mr. Richard Newman

                                       Telephone:     212-852-6120
                                       Telecopy:      212-852-6307

                                       ADDRESS FOR NOTICES:

                                       1211 Avenue of the Americas
                                       New York, New York 10036

                                       Attention:     Mr. Richard Newman

                                       Telephone:     212-852-6120
                                       Telecopy:      212-852-6307

                                       FIRST NATIONAL BANK OF COMMERCE,

                                       by
                                          /s/ J. Charles Freel, Jr.
                                          ------------------------------
                                          Name:  J. Charles Freel, Jr.
                                          Title: Vice President


                                       DOMESTIC OFFICE AND LIBOR OFFICE:

                                       210 Baronne Street
                                       New Orleans, LA  70112

                                       Attention:  Mr. Joshua C. Cummings

                                       Telephone:     504-561-1361
                                       Telecopy:      504-561-1316

                                       ADDRESS FOR NOTICES:

                                       210 Baronne Street
                                       New Orleans, LA  70112

                                       Attention:  Mr. Joshua C. Cummings

                                       Telephone:     504-561-1361
                                       Telecopy:      504-561-13161100

                                       BANK AUSTRIA AKTIENGESELLSCHAFT

                                       by
                                          /s/ J. Anthony Seay
                                          ------------------------------
                                          Name:  J. Anthony Seay
                                          Title: Vice President

                                       by
                                          /s/ Paul Deerin
                                          ------------------------------
                                          Name:  Paul Deerin
                                          Title: Vice President

                                       DOMESTIC OFFICE AND LIBOR OFFICE:

                                       565 Fifth Avenue
                                       New York, NY  10017

                                       Attention:     Mr. Paul Deerin

                                       Telephone:     212-880-1033
                                       Telecopy:      212-880-1040

                                       ADDRESS FOR NOTICES:

                                       565 Fifth Avenue
                                       New York, NY  10017

                                       Attention:     Mr. Paul Deerin

                                       Telephone:     212-880-1033
                                       Telecopy:      212-880-1040

                                       BANK OF SCOTLAND,

                                       by
                                          /s/ Elizabeth Wilson
                                          ------------------------------
                                          Name:  Elizabeth Wilson
                                          Title: Vice President and Branch
                                                 Manager

                                       DOMESTIC OFFICE AND LIBOR OFFICE:

                                       565 Fifth Avenue
                                       New York, NY  10017

                                       Attention:     Ms. Janet Taffe

                                       Telephone:     212-450-0852
                                       Telecopy:      212-557-9460

                                       ADDRESS FOR NOTICES:

                                       565 Fifth Avenue
                                       New York, NY  10017

                                       Attention:     Ms. Janet Taffe

                                       Telephone:     212-450-0852
                                       Telecopy:      212-557-9460

                                       1750 Two Allen Center
                                       Houston, TX 77002-4312

                                       Attention:     Mr. Russell Parker

                                       Telephone:     713-651-1870
                                       Telecopy:      713-651-9714

                                                             SCHEDULE I


                     APPLICABLE MARGIN FOR LOANS
                         AND COMMITMENT FEES


FRP
---

                      Libor           ABR            Fee
Ratings              Spread         Spread       Percentage
-----------------    ------         ------       ----------
BBB/Baa2 or above    0.500%         0.000%         0.175%

BBB-/Baa3            0.625%         0.000%         0.200%

BB+/Ba1              0.875%         0.000%         0.300%

BB/Ba2               1.250%         0.250%         0.375%

BB-/Ba3 or below     1.500%         0.500%         0.500%



FTX
---
                      Libor          ABR            Fee
Ratings              Spread         Spread       Percentage
-----------------    ------         ------       ----------
BBB/Baa2 or above    0.625%         0.000%         0.175%

BBB-/Baa3            0.750%         0.000%         0.200%

BB+/Ba1              1.125%         0.125%         0.300%

BB/Ba2               1.500%         0.500%         0.375%

BB-/Ba3 or below     1.750%         0.750%         0.500%

                                                             SCHEDULE II

                                           Applicable
          Bank                             Percentage         Commitment
          ----                             ----------         ----------

THE CHASE MANHATTAN BANK                      6.429          $ 22,500,000

BANK OF AMERICA ILLINOIS                      5.071          $ 17,750,000

BANK OF MONTREAL                              5.071          $ 17,750,000

BANK OF TOKYO-MITSUBISHI, LTD.,               5.071          $ 17,750,000

HOUSTON AGENCY

CoBANK, ACB                                   5.071          $ 17,750,000

COOPERATIVE CENTRALE RAIFFEISEN-              5.071          $ 17,750,000
BOERENLEENBANK B.A. RABOBANK
NEDERLAND, NEW YORK BRANCH

THE FUJI BANK, LIMITED, HOUSTON AGENCY        5.071          $ 17,750,000

MELLON BANK                                   5.071          $ 17,750,000

ABN AMRO BANK                                 4.000          $ 14,000,000

THE BANK OF NOVA SCOTIA                       4.000          $ 14,000,000

BARCLAYS BANK PLC                             4.000          $ 14,000,000

CIBC, INC.                                    4.000          $ 14,000,000

INDUSTRIAL BANK OF JAPAN, LIMITED             4.000          $ 14,000,000

THE LONG TERM CREDIT BANK OF JAPAN,           4.000          $ 14,000,000
LIMITED

NATIONAL WESTMINSTER BANK, PLC                4.000          $ 14,000,000

THE FIRST NATIONAL BANK OF CHICAGO            3.643          $ 12,750,000

HIBERNIA NATIONAL BANK                        3.643          $ 12,750,000

NATIONAL BANK OF CANADA                       3.643          $ 12,750,000

SOCIETE GENERALE, SOUTHWEST AGENCY            3.643          $ 12,750,000

WESTDEUTSCHE LANDESBANK GIROZENTRALE          3.643          $ 12,750,000

BANK AUSTRIA                                  2.429          $  8,500,000

COMMERZBANK AKTIENGESELLSCHAFT                2.429          $  8,500,000
ATLANTA AGENCY

CHRISTIANIA BANK                              2.429          $  8,500,000

FIRST NATIONAL BANK OF COMMERCE               2.429          $  8,500,000

BANK OF SCOTLAND                              2.143          $  7,500,000
                                            -------         -------------
                TOTAL:                      100.000         $ 350,000,000

                                                           SCHEDULE VII


                      List of FM Properties Debt
                              other than
                       the FM Credit Agreement


                                                      ($000's)
                                                      --------
Amended and Restated Note Agreement among FM
   Properties Operating Co., Freeport-McMoRan
   Inc., Burke Oil Co., Chanier Oil Company,
   Inc., Burke and Pel-Tex Oil Company, Inc.,
   d/b/a Burmont Company, Earl P. Burke, Jr.,
   Fay Stouder Burke (as Sellers) originally           $68,000
   dated 12/31/85, Amended and Restated 6/11/92,
   as the same may be amended or replaced from
   time to time
Credit Agreement dated as of February 6, 1992,
   by and between Circle C Land Corp. as the
   Borrower and Texas Commerce Bank National           $40,811
   Association as the Bank, as the same may be        --------
   amended or replaced from time to time

Total                                                 $108,811
                                                      ========